United States
Securities and Exchange Commission
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant To Section 14(a) of the
Securities Exchange Act of 1934
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☒	Definitive Proxy Statement

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☐	Soliciting Material under Rule 14a-12
NAUTILUS, INC.

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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NAUTILUS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Nautilus, Inc.:

The annual meeting of shareholders of Nautilus, Inc. will be held on Tuesday, April 28, 2015, at our headquarters building, 17750 S.E. 6th Way, Vancouver, Washington 98683, beginning at 1:00 p.m. Pacific Daylight Time, for the following purposes:

1.	To elect a Board of Directors, consisting of six (6) members, to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2.	To approve the Nautilus, Inc. 2015 Long-Term Incentive Plan;

3.	To approve the Nautilus, Inc. Employee Stock Purchase Plan;

4.	To approve the compensation of the named executive officers for the year ended December 31, 2014 in a non-binding, advisory vote, as reported in this Proxy Statement;

5.	To ratify the Audit Committee's appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015; and

6.	To consider and act upon any other matter which may properly come before the annual meeting or any adjournment thereof.

Only shareholders who held their shares at the close of business on March 13, 2015, the record date, are entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

All shareholders are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting, please sign and promptly return the enclosed proxy card, which you may revoke at any time prior to its use. A prepaid, self-addressed envelope is enclosed for your convenience. Your shares will be voted at the annual meeting in accordance with your proxy.

By Order of the Board of Directors

/s/ Wayne M. Bolio
WAYNE M. BOLIO Secretary

Vancouver, Washington
March 25, 2015

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to Be Held On April 28, 2015:

Pursuant to rules promulgated by the Securities and Exchange Commission (the "SEC"), we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a Notice of Annual Meeting and a 2014 Annual Report to Shareholders, and by notifying you of the availability of our proxy materials on the Internet. The Notice of Annual Meeting, Proxy Statement and 2014 Annual Report to Shareholders are available at http://www.nautilusinc.com/investors. In accordance with the SEC rules, the materials on the website are searchable, readable and printable, and the website does not have “cookies” or other tracking devices which identify visitors. Directions to our annual meeting are also available at http://www.nautilusinc.com/investors.

2015 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

TABLE OF CONTENTS

PROXY STATEMENT	1

PROPOSAL 1: ELECTION OF DIRECTORS	3

INFORMATION CONCERNING THE BOARD OF DIRECTORS	4

DIRECTOR COMPENSATION	8

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	9

EXECUTIVE OFFICERS	10

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION	11

COMPENSATION DISCUSSION AND ANALYSIS	12

EXECUTIVE COMPENSATION	18
Summary Compensation Table	18
Grants of Plan-Based Awards	19
Outstanding Equity Awards at Fiscal Year-End	20
Option Exercises and Stock Vested	21

POTENTIAL POST-EMPLOYMENT PAYMENTS	21

PROPOSAL 2: APPROVAL OF THE NAUTILUS, INC. 2015 LONG-TERM INCENTIVE PLAN	22

SUMMARY OF THE NAUTILUS, INC. 2015 LONG-TERM INCENTIVE PLAN	22

PROPOSAL 3: APPROVAL OF THE NAUTILUS, INC. EMPLOYEE STOCK PURCHASE PLAN	27

SUMMARY OF THE NAUTILUS, INC. EMPLOYEE STOCK PURCHASE PLAN	27

PROPOSAL 4: ADVISORY VOTE ON EXECUTIVE COMPENSATION	30

AUDIT COMMITTEE REPORT TO SHAREHOLDERS	31

PROPOSAL 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015	32

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	33

CODE OF ETHICS	33

HOUSEHOLDING	33

OTHER MATTERS	33

APPENDIX A: NAUTILUS, INC. 2015 LONG-TERM INCENTIVE PLAN	34

APPENDIX B: NAUTILUS, INC. EMPLOYEE STOCK PURCHASE PLAN	48

APPENDIX C: SAMPLE PROXY CARD	51

NAUTILUS, INC.
17750 S.E. 6th Way
Vancouver, Washington 98683

PROXY STATEMENT

General Information

Our Board of Directors (the “Board”) is furnishing this Proxy Statement and the accompanying Annual Report to Shareholders, Notice of Annual Meeting and proxy card in connection with its solicitation of proxies for use at our 2015 annual meeting of shareholders (the “Annual Meeting”) or any adjournment thereof. The Annual Meeting will be held on Tuesday, April 28, 2015, beginning at 1:00 p.m., Pacific Daylight Time at the following location:

17750 S.E. 6th Way
Vancouver, Washington 98683

Our Board has designated the two persons named on the enclosed proxy card, Bruce M. Cazenave and Sidharth Nayar, to serve as proxies in connection with the Annual Meeting. These proxy materials and the accompanying Annual Report to Shareholders are being mailed on or about March 25, 2015 to our shareholders of record as of March 13, 2015.

Revocability of Proxies

You may revoke any proxy you execute at any time prior to its use at the Annual Meeting by:
•delivering written notice of revocation to our Secretary;
•delivering an executed proxy bearing a later date to our Secretary; or
•attending the Annual Meeting and voting in person.

Record Date

Our Board has fixed the close of business on March 13, 2015 as the record date for determining which of our shareholders are entitled to notice of and to vote at the Annual Meeting. At the close of business on the record date, 31,510,877 shares of our common stock were outstanding.

Voting; Quorum

Each share of common stock outstanding on the record date is entitled to one vote per share at the Annual Meeting. Shareholders are not entitled to cumulate their votes. The presence, in person or by proxy, of the holders of a majority of our outstanding shares of common stock is necessary to constitute a quorum at the Annual Meeting.

Counting of Votes; Abstentions

You may vote “FOR” or “WITHHOLD” authority to vote for the nominee for election as a director. If you vote your shares without providing specific instructions, your shares will be voted FOR the nominee for election to the Board of Directors. If you vote to “WITHHOLD” authority to vote for the nominee for election as a director, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be counted and will have no effect in determining whether the nominee is elected.

You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting when voting on the proposals regarding the Nautilus, Inc. 2015 Long-Term Incentive Plan, the Nautilus, Inc. Employee Stock Purchase Plan, the advisory vote on named executive officer compensation and the ratification of the selection of the independent registered public accounting firm.  If you choose “ABSTAIN” from voting on a proposal, your shares represented will be counted as present for the purpose of determining a quorum, but will not be counted as votes cast on the proposal and will have no effect in determining whether the proposal is approved.

Broker Discretionary Voting

If you hold your shares in street name, your broker, bank or other similar institution may be able to vote your shares without your instructions depending on whether the matter being voted on is “discretionary” or “non-discretionary.” In the case of a discretionary matter (for example, the ratification of the independent registered public accounting firm), your broker is permitted to vote your shares of common stock if you have not given voting instructions. In the case of a non-discretionary matter (for example, the election of directors, the proposals for approval of the Nautilus, Inc. 2015 Long-Term Incentive Plan and the Nautilus, Inc. Employee Stock Purchase Plan, and the advisory vote to approve executive compensation), your broker cannot vote your shares if you have not given voting instructions.

A “broker non-vote” occurs when your broker submits a proxy for the Annual Meeting with respect to discretionary matters, but does not vote on non-discretionary matters because you did not provide voting instructions on these matters. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum, but are not counted as votes cast for a proposal and will have no effect on the outcome of any proposal. Therefore, it is important that you provide specific voting instructions regarding non-discretionary matters to your broker, bank or similar institution.

Votes Required to Approve Each Proposal

If a quorum is present at the annual meeting:

(i) the six (6) nominees for the election of directors who receive the greatest number of votes cast by the shares present and voting in person or by proxy will be elected as directors; and

(ii) The proposals regarding the Nautilus, Inc. 2015 Long-Term Incentive Plan, the Nautilus, Inc. Employee Stock Purchase Plan, the advisory vote on named executive officer compensation and ratification of the selection of the independent registered public accounting firm will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it.

Proxy Procedure

When a proxy card is properly dated, executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the instructions specified in the proxy. If no specific instructions are given, the shares will be voted FOR the election of the director nominees described below, FOR the proposal to approve the Nautilus, Inc. 2015 Long-Term Incentive Plan, FOR the proposal to approve the Nautilus, Inc. Employee Stock Purchase Plan, FOR the proposal to approve, on a non-binding, advisory basis, the compensation of our named executive officers as set forth in the proxy statement, and FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2015. If other matters come before the Annual Meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment with respect to such matters.

Cost of Proxy Solicitation

We do not plan to hire a proxy solicitor in connection with the Annual Meeting, but, to the extent we choose to use proxy solicitor services, we will pay the related fees and expenses.

Procedures for Shareholder Proposals and Nominations

Under our amended and restated bylaws, as amended ("Bylaws"), nominations for directors at an annual meeting may be made only by (1) the Board or a committee of the Board, or (2) a shareholder entitled to vote who has delivered notice to us within 120 to 180 days before the first anniversary of the date of the mailing of the notice for the preceding year's annual meeting.

Our Bylaws also provide that business may not be brought before an annual meeting unless it is: (1) specified in the notice of meeting (which includes shareholder proposals that we are required to include in our proxy statement under SEC Rule 14a-8); (2) brought before the meeting by or at the direction of the Board; or (3) brought by a shareholder entitled to vote who has delivered notice to us (containing certain information specified in the Bylaws) within 120 to 180 days before the first anniversary of the date of the mailing of the notice for the preceding year's annual meeting. In addition, you must comply with SEC Rule 14a-8 to have your proposal included in our proxy statement. A copy of the full text of our Bylaws may be obtained upon written request to our Secretary at the address provided on page 1 of this Proxy Statement.

Where You Can Find More Information

We file our proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (“Exchange Act”). You can inspect and obtain a copy of our proxy statement and other information filed with the SEC at the offices of the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 a.m. to 3 p.m. EST. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov/ where you can obtain most of our SEC filings. We also make available, free of charge, on our website at www.nautilusinc.com, our proxy statements filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after they are filed electronically with the SEC.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

According to our Bylaws, our Board shall be comprised of no more than seven (7) directors, provided, however that the number may be decreased by resolution of our Board.  The Board has fixed the authorized number of our directors at six (6).

At this Annual Meeting, our shareholders will elect a board consisting of six (6) directors to serve until our 2016 annual meeting or until their respective successors are elected and qualified. Our Board has nominated the individuals listed below to serve on our Board. All of the nominees are currently members of our Board. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, our Board may provide for a lesser number of directors or designate a substitute. If our Board designates a substitute, the proxy holders will have the discretionary authority to vote for the substitute. Proxies may not be voted for more than six (6) nominees.

OUR BOARD UNANIMOUSLY RECOMMENDS YOU VOTE "FOR" EACH OF THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTOR:

M. Carl Johnson, III, 66, joined our Board in July 2010. Mr. Johnson is Chairman of the Board and a member of the Compensation Committee. In February 2014, Mr. Johnson was appointed Executive Vice President, Marketing and Chief Growth Officer of Big Heart Pet Brands, a pet foods and treats manufacturer. In this role he has line and operating responsibility for the company’s widely distributed brands, and the innovation, marketing and creative services, consumer and customer insights, communications and government relations groups, and the company's Canadian subsidiary. He joined Del Monte Foods, a manufacturer and marketer of processed foods, and the predecessor of Big Heart Pet Brands, in November 2011 as Executive Vice President, Brands. From 2001 until April 2011, Mr. Johnson served as Senior Vice President and Chief Strategy Officer of the Campbell Soup Company, a producer of canned soups and related products, where he had direct responsibility for corporate strategy, research and development, quality, corporate marketing services, licensing, and e-business. Mr. Johnson joined Campbell from Kraft Foods, where he ran three successively larger business divisions. Mr. Johnson earned his B.A. degree in Government and Economics from Wesleyan University, and his M.B.A. degree from the University of Chicago. Mr. Johnson serves as an advisory board member of the Agricultural Sustainability Institute, University of California, Davis. He also serves as a member of the Board of Directors of Avedro, Inc., a privately held pioneer in vision correction technology. Mr. Johnson is a trustee of the Adelphic Educational Fund, Wesleyan University, which grants scholarships and supports educational, literary and artistic programs. He is also a member of the Steering Committee of the Kilts Center for Marketing at the University of Chicago Graduate School of Business, which provides scholarships to top marketing students and helps the school steer its marketing curriculum. Our Board has determined that Mr. Johnson has the requisite experience and expertise to be a director of Nautilus based on his consumer marketing expertise and strong background in corporate expansion strategy.

Ronald P. Badie, 72, joined our Board in August 2005. Mr. Badie is a member of the Compensation Committee, Nominating and Corporate Governance Committee and the Audit Committee. Mr. Badie spent over 35 years with Deutsche Bank and its predecessor, Bankers Trust Company, retiring in 2002 as Vice Chairman of Deutsche Bank Alex Brown (now Deutsche Bank Securities), the firm's investment banking subsidiary. Mr. Badie currently serves as a director of Amphenol Corporation. Mr. Badie was a director of Obagi Medical Products, Inc. from December 2006 to April 2013. He also served as the Chairman of the Compensation Committee and member of the Audit Committee for Obagi Medical Products. Mr. Badie was a director of Merisel, Inc. from October 2004 to March 2011 and Integrated Electrical Services, Inc. between October 2003 and May 2006. Mr. Badie is a graduate of Bucknell University and received an M.B.A. from New York University's Stern School of Business. Our Board determined that Mr. Badie has the requisite experience and expertise to be a director of Nautilus based on his broad experience while serving as a director of several publicly-traded and privately-held companies. In addition, Mr. Badie spent many years as an investment banker and has extensive experience in structured finance and capital markets transactions.

Bruce M. Cazenave, 60, was appointed Chief Executive Officer and elected to our Board in May 2011. Mr. Cazenave also served as our Acting Chief Financial Officer from July 3, 2013 until February 27, 2014. From January 2010 until his appointment as our Chief Executive Officer, Mr. Cazenave served as Managing Director of Inflection Point Consulting, a business consulting firm, where he consulted with and served as an executive advisor to private equity firms in the U.S. and Europe. From 2006 to 2009, Mr. Cazenave worked for Central Garden & Pet Company, a marketer and producer of quality branded products for the lawn and garden and pet supplies markets, serving as President of its Garden Décor Group.  From January 2006 to August 2006, Mr. Cazenave served as a strategy consultant to Timex Corporation, a watch manufacturer, where he focused on supply chain, operational and organizational priorities. From 2002 to 2005, Mr. Cazenave served as President & CEO of Dorel Juvenile Group, a subsidiary of Dorel Industries, Inc. Dorel Juvenile Group is a marketer and manufacturer of juvenile products. Mr. Cazenave has also served in senior executive roles at Black & Decker U.S., Inc. and Timberland - both in the U.S and Europe. Mr. Cazenave is a graduate of John Hopkins University and received a Master's degree from George Washington University. The Board has concluded that Mr. Cazenave should continue serving as a director based on his over 20 years of senior executive leadership and extensive background running divisions of premier global consumer products companies focused on profitable growth.

Richard A. Horn, 67, was elected to our Board in December 2007. Mr. Horn is the Chairman of the Compensation Committee and is a member of the Nominating and Corporate Governance Committee and the Audit Committee. Mr. Horn has been a private investor since February 2002. Mr. Horn was general manager of the PetsHotel Division of PetSmart, Inc., a company that provides products, services and solutions for the lifetime needs of pets, from April 2001 through February 2002. From January 1999 through March 2001, he was Senior Vice-President and General Merchandise Manager of PetSmart.com, Inc. and from July 1994 until December 1998, he was Vice President and General Merchandise Manager of PetSmart, Inc. From 1992 to 1994, Mr. Horn was Chief Financial Officer of Weisheimer Companies, Inc., a chain of retail pet supply stores. Mr. Horn was a partner at Coopers & Lybrand (now PricewaterhouseCoopers), an international public accounting and business consulting firm, from 1980 to 1992. Mr. Horn currently serves on the Board of Directors of Lucky Litter L.L.C., a privately-financed manufacturer and marketer of pet products. In addition, Mr. Horn serves on the Board of Trustees of Saint Joseph’s Hospital and Medical Center and Saint Joseph's Westgate Hospital in Phoenix, Arizona. He is also on the Board of Directors of the Fiesta Bowl. Our Board has determined that Mr. Horn has the requisite experience and expertise to be a director of Nautilus. As a former retail merchandising and direct-marketing manager, former Chief Financial Officer and a former partner at Coopers & Lybrand, Mr. Horn brings particular expertise to our Board in the areas of direct marketing sales, consumer product merchandising, service industries, investor relations, financial reporting, accounting and auditing for complex multinational operations.
Anne G. Saunders, 53, was elected to our Board in April 2012. Ms. Saunders is the Chairman of the Nominating and Corporate Governance Committee and a member of the Compensation Committee and the Audit Committee. Since November 2014, Ms. Saunders has been President, Consumer Division, of FTD Companies, Inc. (NASDAQ: FTD), a global floral and gifting company. From August 2012 to January 2014, Ms. Saunders was President of Redbox, an entertainment company that is owned and operated by Coinstar, Inc. (NASDAQ:CSTR). From March 2009 until January 2012, Ms. Saunders was Executive Vice President and Chief Marketing Officer for Knowledge Universe, a privately-held early education company with over 1,600 schools nationwide. From February 2008 until March 2009, Ms. Saunders was Senior Vice President, Consumer Bank Executive and, from May 2007 until February 2008, she was Senior Vice President, Brand Executive, for Bank of America Corporation (NYSE:BAC). Between 2001 and 2007, Ms. Saunders held a variety of positions with Starbucks Coffee Co. (NASDAQ:SBUX), including Senior Vice President, Global Brand, during that company's period of rapid domestic and international growth. Ms. Saunders has also held executive and senior management positions with eSociety, a B2B e-commerce company, AT&T Wireless and Young & Rubicam. Additionally, Ms. Saunders served, from 2006 until 2007, as a director for Blue Nile, Inc. (NASDAQ:NILE). She received a B.A. from Northwestern University and an M.B.A. from Fordham University. Our Board has determined that Ms. Saunders has the requisite experience to be a director of Nautilus. Ms. Saunders brings to our Board a strong background in marketing and building brands and provides Nautilus with additional expertise and understanding of the consumer marketplace.
Marvin G. Siegert, 66, joined our Board in August 2005. Mr. Siegert is Chairman of the Audit Committee and a member of the Compensation Committee and the Nominating and Corporate Governance Committee. Currently a private investor, Mr. Siegert was President and Chief Operating Officer of The Pyle Group LLC, a private equity investment group, from 1996 until July 2007. Prior to The Pyle Group, Mr. Siegert spent 26 years with Rayovac Corporation, a manufacturer of batteries and lighting products, where he held various positions, with his most recent position as Senior Vice President and Chief Financial Officer. Currently, Mr. Siegert serves as Audit Committee Chairman on the Board of Directors of Great Lakes Educational Loan Services, Inc., a privately-held student loan servicing company, and Behrens Manufacturing, Inc., a manufacturer and distributor of high quality metal containers. He is also a member of the Board of Directors of Uniek, Inc., a manufacturer and distributor of picture frames and wall décor. From 2005 until December 2012, Mr. Siegert was a member of the Board of Directors of Hy Cite Corporation, a privately-held direct sales marketing company. Mr. Siegert graduated from the University of Wisconsin, Whitewater with a degree in accounting and holds a Master's degree in management from the University of Wisconsin, Madison. Our Board has determined that Mr. Siegert has the requisite experience and expertise to be a director of Nautilus. As a former President and Chief Operating Officer of a private equity investment group and former Chief Financial Officer of a privately-held global consumer products company, Mr. Siegert brings a particular expertise to our Board in the areas of consumer products, investor relations and financial strategies.
No family relationship exists among any of the directors or executive officers. No arrangement or understanding exists between any director or executive officer and any other person pursuant to which any director was selected as a director or executive officer of Nautilus.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Our Board oversees our overall performance on behalf of our shareholders. Members of our Board stay informed of our business through discussions with our Chief Executive Officer ("CEO") and other members of our executive team, by reviewing materials provided to them, and by participating in regularly scheduled Board and committee meetings.

Corporate Governance

Our Board is elected by our shareholders to govern our business and affairs. Our Board selects our senior management team, which is charged with conducting our business. Having selected our senior management team, our Board acts as an advisor to senior management and monitors their performance. Our Board reviews our strategies, financial objectives and operating plans. It also plans for management succession of our Chief Executive Officer, as well as other senior management positions, and oversees our compliance efforts.

Our Board has determined that each of Ronald P. Badie, Richard A. Horn, M. Carl Johnson, III, Anne G. Saunders and Marvin G. Siegert qualify as an “independent director” under our Corporate Governance Guidelines (available on our website at www.nautilusinc.com), Section 303A.02 of the Listed Company Manual (the "Listed Company Manual") of the New York Stock Exchange ("NYSE"), and applicable rules of the SEC, and that each such person is free of any relationship that would interfere with the individual exercise of independent judgment. Our Board has further determined that each member of the Board's three committees meets the independence requirements applicable to those committees prescribed by the Listed Company Manual and the SEC, including Rules 10A-3(b)(1) and 10C-1 under the Exchange Act related to independence of audit committee and compensation committee members, respectively.

Our Board met five times in 2014 and all of our directors attended at least 75% of the meetings of our Board and of the meetings held by the committee(s) on which they served. Currently, we do not have a policy requiring our Board members' attendance at the annual meetings of our shareholders. Four of our directors attended our 2014 annual shareholders meeting.

In order to promote open discussion among independent directors, our Board has a policy of conducting executive sessions of independent directors during each regularly scheduled board meeting and at such other times if requested by an independent director. These executive sessions are lead by our Chairman.

Transactions with Related Persons

Our Board recognizes that “transactions” with a “related person” (as such terms are defined in Item 404 of Regulation S-K) present a heightened risk of conflict of interest and/or improper valuation (or the perception thereof) and, therefore, has adopted a policy which shall be followed in connection with all related person transactions. Specifically, this policy addresses our procedures for the review, approval and ratification of all related person transactions.

Our Board has determined that the Audit Committee is best suited to review and approve related person transactions. Accordingly, any related person transactions recommended by management shall be presented to the Audit Committee for approval at a regularly scheduled meeting of the Audit Committee. Any related person transaction shall be consummated or shall continue only if the Audit Committee approves the transaction, the disinterested members of our Board approve the transaction, or the transaction involves compensation approved by the Compensation Committee.

Committees of the Board

Our Board currently has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each committee is governed by a written charter that may be amended by our Board at any time. The full text of each committee charter and our Corporate Governance Guidelines are available on our website located at www.nautilusinc.com or in print to any interested party who requests it. Requests should be sent to the Nautilus, Inc. Secretary at the address provided on page 1 of this Proxy Statement.

The Audit Committee
 The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act and represents and assists our Board in fulfilling its oversight responsibility relating to (i) the integrity of our financial statements and other financial information furnished by Nautilus, (ii) our compliance with legal and regulatory requirements, (iii) our system of internal accounting and financial controls, (iv) our independent registered public accounting firm's qualifications, performance, compensation and independence, (v) the performance of our internal audit function, and (vi) compliance with our code of business conduct and ethics.

In fulfilling the duties outlined in its charter, the Audit Committee, among other things, shall:

•	have the sole authority and responsibility to select, evaluate and, where appropriate, replace our independent registered public accounting firm;

•
review and discuss with management and our independent registered public accounting firm, prior to release to the general public and legal and regulatory agencies, our annual audited financial statements and quarterly financial statements, including disclosures contained in our Annual Report on Form 10-K under the section heading “Management's Discussion and Analysis of Financial Condition and Results of Operations,” and matters required to be reviewed under applicable legal, regulatory or public company exchange listing requirements;

•
discuss polices developed by management and our Board with respect to risk assessment and risk management and steps management has taken to monitor and control financial risk exposure, including anti-fraud programs and controls;

•	review the responsibilities, functions and performance of our internal audit function, including internal audit's charter, plans and budget and the scope and results of internal audits;

•
review management's report on internal control over financial reporting and discuss with management and the independent registered public accounting firm any significant deficiencies or material weaknesses in the design or operation of our internal controls; and

•
establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters or violations of our code of conduct.

During 2014, the Audit Committee consisted of four independent directors: Marvin G. Siegert (Chairman), Ronald P. Badie, Richard A. Horn and Anne G. Saunders. Each member of the Audit Committee meets the independence, financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE relating to audit committees. In addition, our Board has determined that Messrs. Badie, Horn and Siegert each qualify as an “audit committee financial expert” under the regulations of the SEC. Although all members of the Audit Committee meet the current NYSE regulatory requirements for accounting or related financial management expertise, and our Board has determined that Messrs. Badie, Horn and Siegert each qualify as an “audit committee financial expert,” members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting. The Audit Committee met four times during 2014.

A copy of the full text of the Audit Committee Charter can be found on our website at www.nautilusinc.com.

The Compensation Committee
The Compensation Committee is responsible for overseeing the compensation of our employees, including equity-based plans, and employee benefit plans and practices, including the compensation and benefits of our executive officers. The Compensation Committee also administers our 2005 Long-Term Incentive Plan.

In fulfilling the duties outlined in its charter, the Compensation Committee, among other things, shall:

•
periodically review our executive compensation plans in light of our goals and objectives with respect to such plans and, if the committee deems appropriate, adopt, or recommend to our Board the adoption of new, or the amendment of existing, executive compensation plans;

•
annually evaluate the performance of our CEO and, with our CEO's participation and input, that of our other executive officers in light of the goals and objectives of our executive compensation plans. Based on this evaluation, the Compensation Committee shall determine and approve the CEO's compensation level and, with the CEO's participation and input, the compensation levels of our other executive officers;

•	approve any equity compensation awarded to any of our executive officers, subject to the requirements of the applicable compensation plans; and

•
with respect to SEC reporting requirements, review and discuss with management our compensation discussion and analysis, and oversee the preparation of, and approve, the Compensation Committee's report on executive compensation to be included in our proxy statement.

The Compensation Committee may not delegate any power or authority required by any law, regulation or listing standard to be exercised by the committee. The Compensation Committee met four times during 2014. Pursuant to its charter, the Compensation Committee has the authority, to the extent it deems necessary or appropriate, to retain compensation consultants, independent legal counsel or other advisors and has the sole authority to approve the fees and other retention terms with respect to such advisors. From time to time the Compensation Committee has engaged compensation consultants to advise it on certain matters. See "Compensation Discussion and Analysis."

A copy of the full text of the Compensation Committee Charter can be found on our website at www.nautilusinc.com.

Compensation Committee Interlocks and Insider Participation
During 2014, the Compensation Committee was comprised of five independent directors: Richard A. Horn (Chairman), Ronald P. Badie, M. Carl Johnson III, Anne G. Saunders and Marvin G. Siegert. None of the members of the Compensation Committee have a relationship with Nautilus, other than as directors and shareholders. No member of the Compensation Committee is, or was formerly, an officer or an employee of Nautilus. None of our executive officers served, during the year ended December 31, 2014, as a member of the compensation committee or on the board of directors of any entity that has an executive officer serving as a member of our Compensation Committee or Board.

The Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for considering and making recommendations concerning the membership and function of the Board, and the development and review of corporate governance guidelines.

In fulfilling the duties outlined in its charter, the Nominating and Corporate Governance Committee, among other things, shall:

•	identify individuals qualified to become members of our Board and select director nominees to be presented for shareholder approval at our annual shareholders meeting;

•	review our Board's committee structure and recommend to the Board for its approval directors to serve as members of each committee;

•	develop and recommend to our Board for its approval a set of corporate governance guidelines;

•	develop and recommend to our Board for its approval an annual self-evaluation process of the Board and its committees; and

•	review, on an annual basis, director compensation and benefits.

The Nominating and Corporate Governance Committee will consider recommendations for directorships submitted by shareholders. Shareholders who wish the Nominating and Corporate Governance Committee to consider their directorship recommendations should submit their recommendations in writing to Nautilus, Inc., 17750 S.E. 6th Way, Vancouver, WA 98683, Attn: Chairman of Nominating and Corporate Governance Committee. Recommendations by shareholders that are made in accordance with these procedures will receive the same consideration given to nominations made by the committee.

Nominees may be suggested by directors, members of management, shareholders or, in some cases, by a third party firm. In identifying and considering candidates for nomination to the Board, the Nominating and Corporate Governance Committee considers a candidate's quality of experience, our needs and the range of talent and experience represented on our Board. In evaluating particular candidates, the Nominating and Corporate Governance Committee will review the nominee's personal and professional integrity, judgment, experience, and ability to serve the long-term interest of the shareholders. The Nominating and Corporate Governance Committee will also take into account the ability of a director to devote the time and effort necessary to fulfill his or her responsibilities, as well as matters of diversity, including gender, race and national origin, education, professional experience and differences in viewpoints and skills. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, both the Board and the Nominating and Corporate Governance Committee believe that it is essential that Board members represent a diverse range of experience, expertise and viewpoints.

During 2014, the Nominating and Corporate Governance Committee was comprised of four independent directors: Anne G. Saunders (Chairman), Ronald P. Badie, Richard A. Horn, and Marvin G. Siegert. The Nominating and Corporate Governance Committee met two times during 2014.

A full copy of the Nominating and Corporate Governance Committee Charter can be found on our website at www.nautilusinc.com.

Communications with Directors

All interested parties may send correspondence to our Board or to any individual director at the following address: Nautilus, Inc., 17750 S.E. 6th Way, Vancouver, Washington 98683.

Your communications should indicate that you are a shareholder of Nautilus. Depending on the subject matter, we will either forward the communication to the director or directors to whom it is addressed, attempt to handle the inquiry directly, or not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic. Correspondence marked confidential will not be opened prior to forwarding to the Board or any individual director.

Board Leadership Structure

Our Board has a majority of independent directors; five out of the six director nominees are independent. The Audit, Compensation, and Nominating and Corporate Governance committees each are composed solely of independent directors.

We separate the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two positions. Mr. Johnson, who acts as the Chairman, oversees our business broadly, leads the meetings of our Board, and provides guidance to our management. Mr. Cazenave serves on the Board, but, as our Chief Executive Officer, he is also charged with oversight of the day-to-day operations of the business. We believe that consistency between day-to-day operations and the overall management is reached through Mr. Cazenave's service as the Chief Executive Officer and a director, but the separation of the Chairman and Chief Executive Officer roles is important to achieve a balance of oversight that is favorable to us and our shareholders.

Board Role in Risk Oversight

While risk management is primarily the responsibility of our management team, our Board is responsible for overall supervision of risk management efforts as they relate to the key business risks we face. Management identifies, assesses, and manages the risks most critical to our operations and routinely advises our Board regarding those matters. Areas of material risk may include operational, financial, legal and regulatory, human capital, information technology and security, and strategic and reputational risks. Our Board's role in risk oversight is consistent with our leadership structure, with senior management having responsibility for assessing and managing risk exposure, and our Board and its committees providing oversight in connection with those efforts.
DIRECTOR COMPENSATION

Nautilus has a Director Compensation Program that provides for compensation of the non-employee members of our Board. Director compensation consists of annual retainers, meeting fees, fees for service as a committee chair, and awards of equity compensation. Directors who are employees receive no additional or special remuneration for serving as directors.

Annual Retainer, Committee Chair and Meeting Fees
Under the Director Compensation Program, each non-employee director receives an annual retainer of $35,000 and a fee of $1,500 for attendance at each Board meeting. Our Board's non-executive Chairman receives an additional annual fee of $30,000. Each director serving on a committee of our Board receives an additional fee of $1,500 for attendance at each committee meeting. The Chair of the Audit Committee receives an additional annual retainer of $10,000, while the Chairs of the Compensation Committee and the Nominating and Corporate Governance Committee each receive an additional annual retainer of $5,000.

Initial Equity Grant
The Director Compensation Program provides that, upon initial election to our Board, each non-employee director may be granted an option to purchase up to 10,000 shares of Nautilus common stock.

Annual Equity Grant
Beginning in 2014, each non-employee director is granted restricted shares of Nautilus common stock with a grant date value of $51,000 upon re-election at each annual meeting subject to 100% vesting after one year.

2014 Director Compensation
	Fees Earned or Paid in Cash	Stock Awards (1)	Total
Ronald P. Badie	$64,417	$51,007	$115,424
Richard A. Horn	67,333	51,007	118,340
M. Carl Johnson, III	83,917	51,007	134,924
Anne G. Saunders	61,833	51,007	112,840
Marvin G. Siegert	72,750	51,007	123,757

(1) Stock award amounts reflect the aggregate grant date fair value of awards granted during 2014. See Notes 1 and 13 of Notes to Consolidated Financial Statements included in our Form 10-K for the year ended December 31, 2014 for information on determining the fair value of stock awards and other related information.

Equity Awards Outstanding at December 31, 2014
	Unvested Stock Awards (# of Shares)	Option Awards (# of Shares)
Ronald P. Badie	5,757	50,000
Richard A. Horn	5,757	50,000
M. Carl Johnson, III	5,757	30,000
Anne G. Saunders	5,757	12,500
Marvin G. Siegert	5,757	50,000

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information regarding the beneficial ownership of our outstanding common stock, as of February 1, 2015, by: 1) each director and director nominee; 2) each of the named executive officers included in the Summary Compensation Table; 3) all persons that we know are beneficial owners of more than 5% of our common stock; and 4) all current directors and executive officers as a group. Except as otherwise indicated, and subject to applicable community property laws, each owner has sole voting and sole investment powers with respect to all shares beneficially owned.

Name and Address of Beneficial Owner	Total Shares Beneficially Owned (2)	Percentage Beneficially Owned (3)
BlackRock, Inc.(4)	2,067,187	6.6%
55 E. 52nd Street
New York, NY 10022

Copper Rock Capital Partners, LLC(5)	1,747,926	5.6%
200 Clarendon Street, 51st Floor
Boston, MA 02116

Non-Employee Directors (1)
Ronald P. Badie	67,557	*
Richard A. Horn	65,057	*
Marvin G. Siegert(6)	63,057	*
M. Carl Johnson, III	45,057	*
Anne G. Saunders	25,057	*

Employee Director (1)
Bruce M. Cazenave(7)	490,456	1.6%

Named Executive Officers (1)
William B. McMahon	180,853	*
Wayne M. Bolio	124,212	*
Robert O. Murdock	39,216	*
Sidharth Nayar	2,790	*

All Current Directors and Executive Officers as a Group (11 persons)	1,111,718	3.5%

* Less than 1%

(1) The address for each director and executive officer is c/o Nautilus, Inc., 17750 S.E. 6th Way, Vancouver, Washington 98683.

(2) Includes currently exercisable options, options that vest within 60 days of February 1, 2015, and performance stock units ("PSUs") and restricted stock units ("RSUs") that vest within 60 days of February 1, 2015 as follows:

Name	Options	Performance & Restricted Stock
Ronald P. Badie	47,500	—
Richard A. Horn	47,500	—
M. Carl Johnson, III	27,500	—
Marvin G. Siegert	27,500	—
Anne G. Saunders	12,500	—
Bruce M. Cazenave	127,463	65,602
William B. McMahon	88,034	21,000
Wayne M. Bolio	15,926	11,250
Robert O. Murdock	26,966	9,750
Sidharth Nayar	—	2,790
All current officers and directors	429,295	110,392

(3) Percentages have been calculated based on 31,356,076 shares of our common stock issued and outstanding as of February 1, 2015. Shares which the person or group has the right to acquire within 60 days after February 1, 2015, are deemed to be outstanding in calculating the percentage ownership of the person or group, but are not deemed to be outstanding as to any other person or group.
(4) Information is based on the Schedule 13G filed on January 29, 2015 by BlackRock, Inc. (“BlackRock”), a parent holding company. BlackRock has sole dispositive power with respect to all shares reported and sole voting power with respect to 1,999,792 shares.
(5) Information is based on the Schedule 13G filed on February 12, 2015 by Copper Rock Capital Partners, LLC, an investment adviser.
(6) Includes 3,000 shares held by the Siegert Trust, of which Marvin G. Siegert is a trustee.
(7) Includes 15,170 shares held in a trust for the benefit of children of Mr. Cazenave, of which Mr. Cazenave is the trustee.

EXECUTIVE OFFICERS

The following table identifies our executive officers as of the date of this Proxy Statement, the positions they hold and the year in which they began serving as officers of Nautilus. Our Board elects all of our executive officers, who hold office until their respective successors are elected and qualified.

Name	Age	Current Position(s) with Nautilus	Officer Since
Bruce M. Cazenave	60	Chief Executive Officer, Director	2011
Sidharth Nayar	54	Chief Financial Officer	2014
William B. McMahon	50	Chief Operating Officer	2009
Wayne M. Bolio	58	Senior Vice President, Law and Human Resources, General Counsel	2003
Robert O. Murdock	43	Vice President, General Manager, Direct	2012
Jeffery L. Collins	48	Vice President, Retail Sales	2014

For information on Bruce M. Cazenave's business background, see “Nominees” under “Election of Directors” above.

Sidharth (Sid) Nayar was named Chief Financial Officer in February 2014. In this role, he is responsible for overseeing financial, accounting, information technology, risk management and investor relations activities for all brands in the Nautilus portfolio. Prior to joining Nautilus, Mr. Nayar served as Senior Vice President, Finance and Chief Financial Officer of Congoleum Corporation, a manufacturer of residential and commercial flooring products, from 1999 to February 2014. Mr. Nayar held other senior accounting and finance positions at Congoleum Corporation beginning in 1986. Mr. Nayar earned a B.Sc. in Economics from the London School of Economics and an M.B.A. in Finance from Rutgers University.
William B. McMahon was appointed Chief Operating Officer in August 2011. In this role, Mr. McMahon has responsibility for oversight of our Retail and Direct businesses, as well as overall operations and the product development function. Mr. McMahon joined Nautilus in October 2005 and has held a number of leadership roles, including Senior Vice President, Consumer Business from November 2009 until August 2011 and, prior to that, Vice President and General Manager of our Direct business. Before joining Nautilus, Mr. McMahon held several executive positions with the Readers Digest Association from 1989 through 1995, including chief operating officer of gifts.com, an e-commerce portal; director of information technology; vice president, operations of Good Catalog, a luxury home products and electronics catalog; and director of U.S. Operations for QSP Inc., the largest school fundraising program in North America.

He previously spent over a decade with the United States Navy nuclear submarine force, where he oversaw reactor plant operations. Mr. McMahon is a graduate of the U.S. Naval Nuclear Engineering program.
Wayne M. Bolio assumed the position of Senior Vice President, Law and Human Resources in August 2011. He was named General Counsel in April 2008. Mr. Bolio joined Nautilus in June 2003 as Vice President, Human Resources. He was appointed Senior Vice President, Human Resources in March 2004 and was promoted to Senior Vice President, Law in January 2006. From 1997 to 2002, he served as the chief human resources officer for Consolidated Freightways, a major transportation company. Prior to that, he was employed by Southern Pacific Transportation Company as assistant general counsel with responsibility for labor relations, human resources, and employment law matters. Mr. Bolio received a B.A. from the University of California at Berkeley and a J.D. from UCLA.

Robert O. Murdock was named Vice President, General Manager Direct in August 2011 and was named an officer in 2012. In this role, he is responsible for the direct-to-consumer business team. Mr. Murdock originally joined Nautilus in December 2005 as Director, Go-To-Market where he was responsible for product definition, development and management of Nautilus branded cardio and strength machines. Mr. Murdock has held multiple leadership roles in product development and marketing within the organization. In 2007, he was promoted to Senior Director, Go-To-Market, where he managed the product management team until January 2008, when he transferred to Director of Marketing, Consumer Insight and Brand. In November 2008, the Director of Marketing position held by Mr. Murdock shifted focus to the Direct channel, managing the product, placement, price and promotion of Schwinn, Nautilus, Bowflex and Universal brands. Most recently, Mr. Murdock was promoted to Vice President, General Manager Direct, which expanded the scope of his position to include responsibility for the entire Direct channel. Mr. Murdock has more than 15 years of experience in hard goods product development and marketing. Prior to joining Nautilus, Mr. Murdock held management positions at high technology firms including Intel and InFocus Corporation. Mr. Murdock earned a B.A. from Georgetown University and an M.B.A. from the University of Texas.
Jeffery L. Collins was named Vice President, Retail Sales in August 2013 and was named an officer in February 2014. In his role, he is responsible for the Retail Channel’s strategy and direction globally, along with managing both the domestic and international Retail Sales teams. Mr. Collins' prior experience includes more than 20 years of sales and marketing experience in the consumer goods business segment. Prior to joining Nautilus, Mr. Collins held various senior sales and marketing positions with Pepsico, Pepsi Bottling Group, Handleman Co., Dyson Ltd., Halo Technologies, Techtronic Industries and Oreck Corporation. Mr. Collins attended both Grand Valley State University and Western Michigan University. Leveraging his prior experience and success in both the U.S. and international markets will support our strategic initiative to further grow the Retail Channel.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

March 25, 2015

The Compensation Committee of the Board oversees Nautilus' compensation programs on the Board's behalf.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2015 Annual Meeting of Shareholders, which will be filed with the SEC.

Respectfully submitted,

Richard A. Horn, Chairman
Ronald P. Badie
M. Carl Johnson, III
Anne G. Saunders
Marvin G. Siegert

COMPENSATION DISCUSSION AND ANALYSIS

In this section of the proxy statement, we identify the material elements of our compensation programs for all of our executive officers, including an overview of our executive compensation philosophy and the processes and methodology we use in making executive pay decisions. We also provide detailed information regarding compensation paid to each Named Executive Officer (“NEO”). Our NEOs for 2014 are our Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer as follows:

Name	Position
Bruce M. Cazenave(1)	Chief Executive Officer
Sidharth Nayar(1)	Chief Financial Officer
William B. McMahon	Chief Operating Officer
Wayne M. Bolio	Senior Vice President, Law and Human Resources, General Counsel
Robert O. Murdock	Vice President, General Manager Direct

(1) Mr. Cazenave served as Acting Chief Financial Officer until Mr. Nayar's appointment in February 2014.

Executive Summary

Overview
The executive compensation program is comprised of three primary elements in support of these objectives:

•	A base salary that is intended to provide a market competitive base level of compensation;

•
A cash-based short-term incentive program that rewards the achievement of explicit, measurable, company financial objectives in the areas of operating income and net revenue growth, as well as individual and company achievement of short - and long-term business objectives; and

•	An equity-based long-term incentive program that rewards the achievement of sustained increases in shareholder value over the long term.
Our executive officers are eligible to participate in our other employee benefits programs on the same terms as our eligible non-executive employees. Nautilus does not provide any material executive perquisites. Unexercised stock options held by our executive officers expire 90 days following termination, which same terms apply to our non-executive employees.

Governance of Our Executive Compensation Program

The Compensation Committee (herein referred to as the "Committee") has overall responsibility for the evaluation, approval and oversight of our compensation plans, policies and programs and the total direct compensation of our executive officers. The Committee has sole responsibility for determining our Chief Executive Officer’s compensation and for reviewing it with our Board. Our Chief Executive Officer provides recommendations to the Committee on compensation matters for our other executive officers. From time to time, the Committee seeks input from an independent consultant who advises the Committee regarding executive compensation matters.

Farient Advisors, LLC (“Farient”) was engaged by the Committee to advise it on executive compensation matters and by the Nominating and Corporate Governance Committee to advise it on director compensation matters. All of the services that Farient performs for Nautilus are performed at the request of the Committee, are related to executive and director compensation and are in support of decision making by the Committee.

The Committee considered Farient’s independence in light of SEC rules and New York Stock Exchange listing standards. The Committee requested Farient to complete a questionnaire addressing factors pertaining to the independence of Farient and the senior advisor involved in the engagement, including the following factors: (1) other services provided to us by Farient; (2) fees paid by us as a percentage of Farient’s total revenue; (3) policies or procedures maintained by Farient that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisor and a member of the Committee; (5) any company stock owned by Farient or the senior advisor; and (6) any business or personal relationships between our executive officers and Farient or the senior advisor. The Committee discussed these considerations and concluded that the work performed by Farient and Farient’s senior advisor involved in the engagement did not raise any conflict of interest.

Farient reports directly to the Committee and supports the Committee by:

•	providing information on executive and director compensation best practices and current trends;

•	reviewing compensation guiding principles and recommending assessment methodologies;

•	conducting detailed executive and director compensation assessments and providing preliminary recommendations for executive and director compensation adjustments; and

•	providing conceptual guidance and design advice on short-term and long-term incentive programs.

Compensation Philosophy

Our executive compensation program is designed with two primary objectives in mind:

•	attracting, retaining and motivating executives critical to our financial stability and future success; and

•	rewarding executives for meeting ambitious financial, operational and individual performance goals and taking effective actions which are expected to increase shareholder value over time.

Consistent with these objectives, we offer our executive officers a mix of base salary, short-term incentive cash compensation, long-term equity-based incentives, health and welfare benefits and employment contracts. While we do not target a specific percentage allocation for base salary, short-term incentive compensation or long-term incentives (as a percent of total compensation), we operate under the general philosophy of targeting a total compensation opportunity that is competitive within our market for executive talent. Relative to our peer group, we believe that we generally target a greater percentage of the executives’ total compensation opportunity as variable compensation. We do not believe the elements of our compensation program are structured so as to encourage excessive risk taking by any of our executives, but are part of an overall compensation and management philosophy designed to increase shareholder value over time.

Peer group data is used to compare our compensation program for executive officers with that of executives in comparable roles at peer group companies. A comprehensive compensation review was conducted in 2014 by Farient for the purpose of determining a Total Compensation review.

Based upon the selection criteria, which targeted high-end consumer products companies with annual revenues similar to Nautilus, the following companies were chosen for our peer group:

Bassett Furniture Industry, Inc. (BSET)	iRobot Corp. (IRBT)
Cobra Electronics Corp. (COBR)	Johnson Outdoors Inc. (JOUT)
Cross (A.T.) Co. (ATX)	Movado Group, Inc (MOV)
Escalade, Inc. (ESCA)	Smith & Wesson Holding Corp. (SWHC)
Flexsteel Industries, Inc. (FLXS)	Sturm Ruger & Co. Inc. (RGR)

Peer group data for the aforementioned companies is supplemented by data from published relevant compensation surveys, providing additional market-based analytical data for corporate executive pay at companies similar in industry, annual revenues or other relevant metrics.

The Committee has established a desired competitive position for target total cash compensation levels in the 50th to 75th percentile range of our peer group. Individual levels within this range are also affected by the executive’s experience, performance and potential, as assessed by the Committee with input from the Chief Executive Officer.

Base Salaries

Base salaries of our executive officers are intended to attract and retain executives (as part of the total compensation package) by providing a competitive base level of compensation. Base salaries are typically considered by the Committee on an annual basis, as well as in connection with the hiring of a new executive, a promotion or other changes in an incumbent executive’s job responsibilities. Base salaries of executive officers are determined by evaluating the responsibilities of the position, the experience and performance of the individual, and by reference to the competitive marketplace median for corporate executives in comparable positions (similarity in scope, duties and responsibilities). Based on a base salary benchmark compensation analysis that was conducted in 2014, Farient submitted an analysis and proposal for routine base salary increases which were subsequently reviewed and approved by the Committee.

Base salary increases were effective March 3, 2014 for all NEOs as outlined below:

	Previous Base Salary	Percent Increase	New Base Salary
Bruce M. Cazenave	$375,000	14.67%	$430,000
William B. McMahon	250,000	12.00%	280,000
Wayne M. Bolio	233,688	6.98%	250,000
Robert O. Murdock	210,000	7.14%	225,000

Mr. Nayar's employment began in February 2014 and, accordingly, he was not included for consideration of a base salary increase in March 2014.

Short-Term Incentive Program

Our short-term incentive program for 2014 remained similar to the plan implemented in 2012. The program focuses on achievement of certain annual company financial goals including operating income and net revenue growth (Corporate Financial Factor), as well as company-level key strategic initiatives (Key Initiative Factor) and individual performance goals that were established for the performance period. Under the short-term incentive program, individual plan participants are eligible to receive incentive compensation in the form of cash bonuses based on a target percentage of their base salary. Individual bonus target amounts under the short-term incentive program remained unchanged in 2014.

The calculation for determining an individual’s incentive amount earned under the short-term incentive program is a product of: 1) the individual’s annual eligible wages; 2) the individual’s target bonus percentage; 3) the achievement against the Corporate Financial Factor; 4) the achievement against the Key Initiative Factor; and 5) the achievement against the individual’s performance goals. We must achieve a minimum of 88% of our operating income or 77% of our net revenue growth goal for any payout to be available. For 2014, the combined maximum payout allowed under the plan was 150% of target.

Individual Bonus Targets
Individual bonus targets established under our short-term incentive program for 2014 for our NEOs ranged from 50% to 100% of annual eligible wages, primarily consisting of base salaries, as follows:

Individual Bonus Target (% of eligible wages)
Bruce M. Cazenave	100%
Sidharth Nayar	50%
William B. McMahon	75%
Wayne M. Bolio	50%
Robert O. Murdock	50%

Corporate Financial Factor
The Corporate Financial Factor is calculated on a calendar year basis. Each company financial goal is assigned a weighting. The 2014 performance criteria and specific weightings were as follows:

Corporate Financial Criteria Weighting
Continuing Operations Operating Income	Net Revenue Growth	Combined Corporate Financial Factor
80%	20%	100%

Achievement against the combined corporate financial factor could range from 0% to 125%. However, a threshold of 88% achievement of target operating income must be met in order to earn a minimum payout of 30%. Alternatively, a threshold of 77% achievement of target net revenue growth must be met in order to earn a payout of 80%.

Key Strategic Initiatives Factor
In addition to the corporate financial factor, we establish performance objectives to incent and measure successful execution of our strategic initiatives. These included, for example, goals related to new product development and introduction, market penetration, system integration and cost saving/optimization. Achievement against the objectives could range from 50% to 125%.

Individual Performance Factor
In addition to the corporate financial factor and key strategic initiatives factor, individual performance objectives were established for each executive officer in the form of formal written goals. Performance was measured against individual goals related to, for example, revenue targets, cost optimization, market research, new business development, organizational excellence, system integration and product development milestones. Achievement against the individual performance factor could range from 0% to 125%.

2014 Short-Term Incentive Program Payments
For 2014 performance, our NEOs earned awards pursuant to the short-term incentive program based on achieving the following company and individual performance metrics:

Corporate Financial Achievement
Continuing Operations Operating Income	Net Revenue Growth	Combined Corporate Financial Factor
125%	125%	125%

Key Strategic Initiatives Achievement
Combined Key Strategic Initiatives Factor
106%

Individual Performance Goals Achievement
Bruce M. Cazenave	100%
Sidharth Nayar	95%
William B. McMahon	93%
Wayne M. Bolio	98%
Robert O. Murdock	120%

Based on the level of goals achieved, the NEOs earned the following short-term incentive compensation related to 2014:

Incentive Amounts Earned
Bruce M. Cazenave	$555,736
Sidharth Nayar	141,609
William B. McMahon	253,441
Wayne M. Bolio	152,784
Robert O. Murdock	166,587

Long-Term Incentive Program

Long-term incentives are intended to focus executive behavior on making decisions that meaningfully contribute to our long-term success as reflected in our stock price. Under the 2005 Long-Term Incentive Plan (the “Plan”), the Committee may grant equity awards in the form of stock options, stock appreciation rights, restricted stock, performance units or stock units to executive officers and other employees. Stock options have exercise prices equal to the fair market value of our common stock on the date of grant as defined by the Plan. In granting these awards, the Committee may establish vesting conditions or other restrictions it deems appropriate.

New Hire Equity Grants

Our executive officers generally are provided an equity grant upon commencement of their employment. The Committee reviews the equity position of executive officers on a periodic basis. Additionally, an executive officer’s overall equity position is reviewed at the time of promotion and an additional grant may be considered at that time. Equity awards granted to Mr. Nayar in February 2014 upon commencement of his employment were as follows:

	Performance Based Stock Units (1)	Value Based Stock Units
Sidharth Nayar	15,000	(2)

(1) Vesting is based on achievement of goals established for operating income and revenue growth over a three-year performance period. The number of shares vested following conclusion of the performance period will be determined based on the level at which the goals are achieved. The number of shares vesting can range from 60% of the performance unit award if minimum thresholds are achieved to a maximum of 150%.

(2) Value based stock units entitle Mr. Nayar to receive shares of Nautilus common stock on the one, two and three year anniversaries of the vesting commencement date for the award. The number of shares issuable on each annual vesting date will be determined by dividing $33,333 by the average daily closing price of our common stock during the vesting period immediately preceding the anniversary date. On February 28, 2015, Mr. Nayar received 2,790 shares upon vesting of a portion of his stock unit award on the first anniversary of the grant date.

Equity Incentives

In February 2014, Farient conducted a benchmark equity compensation analysis to assist the Committee in determining equity grants. The Committee approved a grant of equity compensation, which included a mix of options and performance stock unit awards ("PSUs") awards, both issued under the Plan. The option awards vest in three equal annual installments, beginning on the first anniversary of the grant date. The PSUs vest based on achieving a level of goal attainment for growth in operating income and revenues over a three-year performance period. The actual number of shares issued under a PSU award is based on the level at which the financial goals are achieved and can range from a 60% minimum threshold to a maximum of 150%.

Equity awards granted to our NEOs in 2014 were as follows:

	Options (1)	Performance Based Stock Units (2)
Bruce M. Cazenave	43,382	26,029
Sidharth Nayar	—	15,000
William B. McMahon	22,599	13,559
Wayne M. Bolio	20,178	12,107
Robert O. Murdock	13,620	8,172

(1) Options vest as to one-third of the number of shares subject to the award on each of the first, second and third anniversaries of the date of grant.
(2) PSUs are subject to vesting based on achievement of specific growth targets for the three-year vesting term of the award. The actual number of PSUs vested can range from 0% to 150%, depending on the attainment of specific company performance goals. The terms for Mr. Nayar's 2014 PSU award are also described above under "New Hire Equity Grants."

Early 2015 Compensation Decisions

The Committee met in early 2015 to approve revisions to the short-term incentive plan that is in place for 2015.

The plan in place for 2015 remains within the same general structure as in 2014 with the program for 2015 focusing on achievement of certain annual company financial goals, including operating income and net revenue growth percentage (Corporate Financial Factor), as well as company-level key strategic initiatives (Key Initiative Factor) and individual performance goals that have been established for the performance period. The Corporate Financial Factor has been altered slightly when compared to 2014. The Committee determined to place more weight on net revenue growth, assigning a weight of 30%, with operating income adjusted to 70%. We must achieve a minimum of 90% of our targeted operating income or 57% of our targeted net revenue growth percentage goal for any payout to be earned with a maximum combined payout of 150% of target if the goal is exceeded.

The Committee established the following incentive targets for 2015, maintaining consistency with 2014 targets:

Individual Bonus Target (% of eligible wages)
Bruce M. Cazenave	100%
Sidharth Nayar	50%
William B. McMahon	75%
Wayne M. Bolio	50%
Robert O. Murdock	50%

Perquisites and Other Benefits

Our executive officers are eligible to participate in our medical, dental, vision, flexible spending, 401(k), life, disability, and wellness programs on substantially the same terms as eligible non-executive employees, subject to legal limits on the amounts that may be contributed or paid to executive officers under these plans. No significant perquisites are provided to our executive officers.

Post-Employment Obligations

We believe that modest post-employment benefits are an important factor in maintaining the stability of our executive management team. We have separate severance arrangements with each of our executive officers under their respective employment agreements. These documents outline the terms and conditions of the post employment benefits. The agreements provide that in the event of an involuntary termination of employment for reasons other than cause, Nautilus will pay severance of twelve months (Mr. Cazenave), six months (Messrs. Bolio, McMahon and Nayar), or four months (Mr. Murdock) of the employee's base salary. In general, the definition of “cause” includes: indictment or conviction of the employee for a crime that, in our judgment, makes the employee unfit or unable to perform his or her duties, or adversely affects our reputation; employee dishonesty related to his or her employment; violation of key company policies; insubordination; serious conflicts of interest or self-dealing; intentional or grossly negligent conduct by the employee that is significantly injurious to us; certain serious performance failures by the employee; and, death or disability of the employee. In addition, if the employee leaves for “good reason” (as such terms are defined in the applicable employment agreement), we may be obligated to pay separation benefits to the employee.

The agreements with our executives also provide for continuation, during the severance period, of health benefits under COBRA for the employee and covered dependents, at active employee premium rates. Refer to the table entitled “Other Potential Post-Employment Payments” and related notes for information regarding severance and post-employment benefits that may be payable to our NEOs upon their termination.

Severance payments are made in accordance with our normal payroll cycle over the severance period. With the exception of Mr. Cazenave, severance payments for our NEOs will cease in the event the employee obtains subsequent employment, within the salary continuation period, at a salary equal to the employee's salary at the time of termination. Severance payments will be reduced in the event the NEO, with the exception of Mr. Cazenave, obtains subsequent employment, within the salary continuation period, at a salary less than the employee's salary at the time of termination. Distributions are subject to certain restrictions imposed by Internal Revenue Code Section 409A.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code limits the amount we can deduct for compensation paid to our Chief Executive Officer and the three other most highly-compensated executive officers (excluding the Chief Financial Officer) in any year to $1 million. The limit on deductibility does not apply to performance-based compensation meeting certain requirements.

The Committee generally reviews and considers the deductibility of executive compensation under Section 162(m) when determining the compensation of executive officers however, the Committee also believes that it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m). Base salary is not performance-based under Section 162(m), and our short-term incentive awards do not meet the performance-based compensation requirements of Section 162(m) because these awards are not granted under a shareholder-approved plan. Under the 2005 Long-Term Incentive Plan, performance-based stock unit awards do not meet the requirements of Section 162(m) because the applicable performance criteria have not been specifically approved by the shareholders. In 2014, a portion of the compensation paid to Mr. Cazenave was not deductible.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation earned by, awarded to or paid to our NEOs in the years ended December 31, 2014, 2013 and 2012:

	Year	Salary	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)	Total
Bruce M. Cazenave(4)	2014	$419,423	$213,958	$225,847	$555,736	$9,540	$1,424,504
Chief Executive Officer	2013	375,000	76,130	80,471	465,072	24,922	1,021,595
	2012	375,000	101,175	112,034	497,044	36,575	1,121,828

Sidharth Nayar(5)	2014	225,000	223,750	—	141,609	125,381	715,740
Chief Financial Officer

William B. McMahon	2014	274,231	111,455	117,650	253,441	6,192	762,969
Chief Operating Officer	2013	250,000	29,459	26,824	209,282	8,925	524,490
	2012	250,000	39,900	44,224	248,522	136	582,782

Wayne M. Bolio	2014	235,325	99,520	105,047	152,784	6,952	599,628
Senior Vice President, Law and	2013	233,688	15,888	16,094	136,215	8,281	410,166
Human Resources, General Counsel	2012	233,688	21,375	23,586	154,871	136	433,656

Robert O. Murdock	2014	222,115	67,174	70,906	166,587	9,100	535,882
Vice President, General Manager,	2013	203,077	12,247	13,412	133,483	8,925	371,144
Direct	2012	180,000	18,525	19,655	120,961	—	339,141

(1) The amounts reported in these columns reflect the aggregate grant date fair value of the stock option, stock unit and PSU awards granted under our 2005 Long-Term Incentive Plan. For further information regarding our stock-based compensation, see Notes 1 and 13 to our Consolidated Financial Statements, included in our Annual Report on Form 10-K for the year ended December 31, 2014.

(2) Bonuses in 2014 consist of amounts earned under our short-term incentive plan for the year ended December 31, 2014.
(3) The amounts reported in this column reflect employer paid 401(k) match and/or relocation benefits. Additionally, Mr. Nayar's amount includes a new hire bonus.
(4) Mr. Cazenave served as Acting Chief Financial Officer until Mr. Nayar's appointment in February 2014.
(5) Mr. Nayar joined Nautilus in February 2014.

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards to our NEOs during 2014.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (# Shares)(3)	All Other Option Awards: Number of Securities Underlying Options (# Shares)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
	Grant Date	Thresh-old ($)	Target ($)	Maxi-mum ($)	Thresh- old (# Shares)	Target (# Shares)	Maxi-mum(# Shares)
Bruce M. Cazenave		$1,678	$419,423	$629,135	—	—	—	—	—	$—	$—
	02/12/14	—	—	—	15,617	26,029	39,044	—	43,382	8.22	225,847
Sidharth Nayar		450	112,500	168,750	—	—	—	—	—	—	—
	02/28/14	—	—	—	9,000	15,000	22,500	7,181	—	—	100,000
William B. McMahon		823	205,673	308,510	—	—	—	—	—	—	—
	02/12/14	—	—	—	8,135	13,559	20,339	—	22,599	8.22	117,650
Wayne M. Bolio		471	117,662	176,493	—	—	—	—	—	—	—
	02/12/14	—	—	—	7,264	12,107	18,161	—	20,178	8.22	105,047
Robert O. Murdock		444	111,058	166,587	—	—	—	—	—	—	—
	02/12/14	—	—	—	4,903	8,172	12,258	—	13,620	8.22	70,906

(1) Amounts reflect potential payments to our NEOs under our short-term incentive program for the year ended December 31, 2014. For amounts actually earned by our NEOs in 2014, see “Summary Compensation Table” located herein. Participation in the program is limited to those executives who are employed by us at the time the incentive payments are made. The threshold is calculated assuming the company financial factor and the key strategic initiatives are achieved at the minimum level, and the employee achieving an estimated lowest payout level at 5% for individual contribution. The target payout is calculated assuming company financial factor and the key strategic initiatives are achieved at 100%, and the employee obtaining 100% of the target payout level for individual contribution. The maximum payout is calculated assuming company financial factor and key strategic initiatives are achieved at the maximum level, and the employee achieving the highest payout level for individual contribution while taking into consideration the overall plan maximum of 150% payout. For further information regarding our short-term incentive program, see “Short-Term Incentive Program” located herein.

(2) Amounts reflect potential stock to be earned pursuant to PSU awards. The PSUs vest based on achievement of goals established for operating income and revenue growth for a three-year performance period. The number of shares vesting under the PSU awards following conclusion of the performance period will be determined based on the level at which the financial goals are achieved. The number of shares vesting can range from 60% of the PSU awards if minimum thresholds are achieved to a maximum of 150%. See Notes 1 and 13 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for additional information.

(3) Represents a stock unit award issued to Mr. Nayar upon his hire. The award has a total value of $100,000 and vests in three equal installments on the first, second and third anniversary of the grant date. The number of shares issuable on each vesting date is determined by dividing $33,333 by the average daily closing price of our common stock during the one year vesting period preceding the vesting date. On February 28, 2015, the first anniversary of the grant date, one-third ($33,333) of this award vested, resulting in the vesting of 2,790 shares based on an average daily market price of $11.95 per share. The remaining value of $66,667 equates to an estimated 4,391 shares based on the closing price of our common stock on December 31, 2014 of $15.18 per share, for an estimated total of 7,181 shares.

(4) See Notes 1 and 13 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 for detailed information regarding determining the fair value of stock-based awards and other relevant information.

Outstanding Equity Awards at Fiscal Year-End

The following tables set forth certain information regarding outstanding stock-based awards held by our NEOs as of December 31, 2014.

	Option Awards						Stock Awards
	Grant Date		Number of Securities Under-lying Unexer-cised Options (#) Exercis-able	Number of Securities Underlying Unearned Unexer-cised Options (#) Unexer-cisable	Option Exer-cise Price	Option Expir-ation Date (1)	Number of Shares or Units of Stock That Have Not Vested (#) (4)(6)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Bruce M. Cazenave	05/30/11	(2)	50,000	—	$2.53	05/30/18	30,879	$468,743	—	$—
	02/16/12	(2)	38,002	18,998	2.85	02/16/19	—	—	35,500	538,890
	05/02/13	(2)	6,002	11,998	6.62	05/02/20	—	—	11,500	174,570
	02/12/14	(2)	—	43,382	8.22	02/12/21	—	—	26,029	395,120

Sidharth Nayar	02/28/14		—	—	—	—	7,181	100,000	15,000	227,700

William B. McMahon	04/02/10	(2)	56,000	—	2.99	04/02/17	—	—	—	—
	02/16/12	(2)	15,001	7,499	2.85	02/16/19	—	—	14,000	212,520
	05/02/13	(2)	2,001	3,999	6.62	05/02/20	—	—	4,450	67,551
	02/12/14	(2)	—	22,599	8.22	02/12/21	—	—	13,559	205,826

Wayne M. Bolio	02/16/12	(2)	4,000	3,999	2.85	02/16/19	—	—	7,500	113,850
	05/02/13	(2)	1,201	2,399	6.62	05/02/20	—	—	2,400	36,432
	02/12/14	(2)	—	20,178	8.22	02/12/21	—	—	12,107	183,784

Robert O. Murdock	02/25/08	(3)	2,000	—	4.15	02/25/15	—	—	—	—
	04/02/10	(2)	3,800	—	2.99	04/02/17	—	—	—	—
	08/05/11	(3)	5,625	1,875	1.85	08/05/18	—	—	—	—
	02/16/12	(2)	6,668	3,332	2.85	02/16/19	—	—	6,500	98,670
	05/02/13	(2)	1,001	1,999	6.62	05/02/20	—	—	1,850	28,083
	02/12/14	(2)	—	13,620	8.22	02/12/21	—	—	8,172	124,051

(1) Options granted under our 2005 Long-Term Incentive Plan generally expire seven years from the date of grant.
(2) Option awards vest in three equal annual installments, beginning on the first anniversary of the grant date.
(3) Option awards vest in four equal annual installments, beginning on the first anniversary of the grant date.
(4) Mr. Cazenave's restricted stock awards vest 25% at the end of the first anniversary of the grant date. Thereafter, the remaining 75% vest in thirty-six substantially equal monthly installments.
(5) PSU awards will be earned and vest if the applicable performance goal(s) have been achieved at the end of the three-year performance period. The three-year performance goals for the February 16, 2012 awards were achieved at the 150% level and, accordingly, such awards were earned and vested on February 16, 2015 as follows: Mr. Cazenave - 53,250 shares; Mr. McMahon - 21,000 shares; Mr. Bolio - 11,250 shares; and Mr. Murdock - 9,750 shares.

(6) Represents a stock unit award issued to Mr. Nayar upon his hire. The award has a total value of $100,000 and vests in three equal installments on the first, second and third anniversary of the grant date. The number of shares issuable on each vesting date is determined by dividing $33,333 by the average daily closing price of our common stock during the one year vesting period preceding the vesting date. On February 28, 2015, the first anniversary of the grant date, one-third ($33,333) of this award vested, resulting in the vesting of 2,790 shares based on an average daily market price of $11.95 per share. The remaining value of $66,667 equates to an estimated 4,391 shares based on the closing price of our common stock on December 31, 2014 of $15.18 per share, for an estimated total of 7,181 shares.

Option Exercises and Stock Vested
The following table provides information about options exercised and stock awards vested for the NEOs during the fiscal year ended December 31, 2014.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Bruce M. Cazenave	—	$—	74,111	$814,791
Sidharth Nayar	—	—	—	—
William B. McMahon	7,000	29,050	—	—
Wayne M. Bolio	36,000	149,400	—	—
Robert O. Murdock	—	—	—	—

(1) The market value realized was determined based on the NYSE closing price of our common stock on the vesting date.

POTENTIAL POST-EMPLOYMENT PAYMENTS

Each of our NEOs is employed “at-will,” meaning employment may be terminated by either party with or without cause. Upon termination of employment by us without “cause” or if the NEO leaves for “good reason” (as such terms are defined in the NEO’s employment agreement), we may be obligated to pay separation benefits. For a description of such benefits, see "Compensation Discussion and Analysis - Post-Employment Obligations" above. The following table sets forth information regarding amounts that would have been payable to our NEOs had their employment been terminated effective December 31, 2014:

	Salary Continuation or Severance(1)	Benefits or Perquisites(2)
Bruce M. Cazenave(3)	$430,000	$12,392
Sidharth Nayar	130,000	207
William B. McMahon	140,000	2,429
Wayne M. Bolio	125,000	4,389
Robert O. Murdock	75,000	1,619

(1) Amounts that may be paid under the applicable employment agreement, assuming termination occurred on December 31, 2014.
(2) Per their individual employment agreements, all NEOs are entitled to continued health benefits for themselves and their covered dependents, at active-employee premium rates, during the period in which they are entitled to severance payments.

(3) In addition, Mr. Cazenave is entitled to a pro-rated bonus payment for the portion of the fiscal year completed prior to the termination.

PROPOSAL NO. 2:

APPROVAL OF THE NAUTILUS, INC. 2015 LONG-TERM INCENTIVE PLAN

Our Board of Directors believes that our continued success depends, in large part, upon our ability to attract and motivate key employees and directors, and that equity incentive awards are an important means of attracting, retaining and motivating talented employees and directors. Accordingly, we are seeking shareholder approval of the 2015 Long-Term Incentive Plan (the “2015 Plan”).

The 2015 Plan was adopted by our Board of Directors, upon recommendation of the Compensation Committee, subject to shareholder approval at the Annual Meeting. If the 2015 Plan is approved by shareholders, it will replace our 2005 Long-Term Incentive Plan, which we refer to in this proposal as the “Current Plan.” The Current Plan will expire in June 2015.

The 2015 Plan authorizes the issuance of a number of shares of our common stock equal to the sum of (i) 1,300,000 plus (ii) any shares of common stock reserved under the Current Plan that are not subject to a grant immediately prior to effectiveness of the 2015 Plan, or as to which the option award is forfeited on or after such effectiveness. As of March 13, 2015, we had 3,704,879 shares of common stock remaining for future awards under the Current Plan. Accordingly, we anticipate that a total of at least 5,004,879 shares will be available under the 2015 Plan. Forfeitures of awards outstanding under the Current Plan will increase the number of shares available for future awards under the 2015 Plan. As of March 13, 2015, we had 864,828 shares reserved for issuance under awards outstanding under the Current Plan, including outstanding options to purchase an aggregate of 687,621 shares of common stock. Options outstanding under the Current Plan have exercise prices ranging from $1.07 to $26.77, or a weighted average per share exercise price of $4.64, and the outstanding shares had a weighted average remaining contractual life of 4.4 years. As of March 13, 2015, the price per share of our common stock was $15.77, as reported on the New York Stock Exchange.

The following is a summary of the material terms of the 2015 Plan and is qualified in its entirety by reference to the 2015 Plan. A copy of the 2015 Plan is attached to this proxy statement as Appendix A.

SUMMARY OF THE NAUTILUS, INC. 2015 LONG-TERM INCENTIVE PLAN

Purpose

The purpose of the 2015 Plan is to advance the interests of the Company by enhancing the Company’s ability to attract and retain highly qualified personnel and directors and aligning the long-term interests of participants with those of shareholders.

Eligibility

Awards may be granted under the 2015 Plan to any person who is (i) an employee of the Company, (ii) a non-employee member of the Board of Directors or the board of directors of a Company subsidiary or (iii) a consultant who provides services to the Company. As of the March 13, 2015, approximately 300 employees, and five non-employee directors are eligible to participate in the 2015 Plan.

Administration

The Compensation Committee of the Board of Directors (the “Committee”) will generally administer the 2015 Plan, except that our Board administers the 2015 Plan with respect to awards made to our non-employee directors. The Committee is wholly comprised of directors who are deemed “independent” under applicable rules of the New York Stock Exchange and the SEC.

The Committee will have full power and authority to determine when and to whom awards will be granted, including the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the 2015 Plan. In addition, the Committee has the authority to interpret the 2015 Plan and the awards granted under the plan, and establish rules and regulations for the administration of the 2015 Plan.

The Committee may delegate certain ministerial duties associated with the 2015 Plan to the Company’s officers, including, for example, the maintenance of records of the awards. The Committee may also delegate the authority to grant awards to a subcommittee comprised of one or more Board members, or to executive officers of the Company, provided that such subcommittee or executive officers cannot be authorized to grant awards to executive officers.

Types of Awards

Under the 2015 Plan, the Committee may grant stock options, stock appreciation rights, restricted stock, stock units and performance units. Awards may be granted alone, in addition to, or in combination with any other award granted under the 2015 Plan. Subject to the limitations set forth in the 2015 Plan, the terms and conditions of each award shall generally be governed by the particular document or agreement granting the award.

Stock Options. Stock options may either be incentive stock options, which must comply with Section 422 of the Internal Revenue Code, or non-qualified stock options. The Committee sets option exercise prices and other terms of stock options, except that the exercise price of stock options granted under the 2015 Plan must be at least 100% of the fair market value of our common stock on the date of grant. Unless the Committee otherwise determines, fair market value means, as of a given date, the closing price of our Common Stock on that date. At the time of grant, the Committee determines when stock options are exercisable and when they expire, except that the term of a stock option cannot exceed ten (10) years. The option exercise price shall be paid in cash or in such other form permitted by the Committee, including without limitation by delivery of already owned shares with a value equal to the exercise price, withholding of shares otherwise issuable under the stock option, and/or by payment under a broker-assisted sale and remittance program acceptable to the Committee.

Stock Appreciation Rights. Stock appreciation rights (“SAR”) may be granted independently or in combination with an award of stock options. SARs typically will provide for payments to the recipient based upon increases in the price of our common stock over the exercise price of the award. The exercise price of a SAR will be determined by the Committee, which shall not be less than the fair market value of the Company’s common stock over the exercise price of the award. The Committee may elect to pay SARs in cash or in common stock or in a combination of cash and common stock. The term for a SAR may be set by the Committee but in no event shall the term exceed ten (10) years from the date of grant.

Restricted Stock Awards.    Restricted stock awards consist of shares granted to a participant that are subject to one or more risks of forfeiture. Restricted stock awards may be subject to risk of forfeiture based on the passage of time and/or the satisfaction of other criteria, such as continued employment, or achievement, as determined by the Committee, of individual or Company performance criteria. Recipients of restricted stock awards are entitled to vote and receive dividends attributable to the shares underlying the award beginning on the grant date.

Stock Units. Stock units consist of a right to receive shares in the future in consideration of the performance of services, but subject to the fulfillment of such conditions during the performance period as the Committee may specify, including, for example, continued employment with the Company and/or achievement, as determined by the Committee, of individual or Company performance criteria. Settlement of stock units shall be made in shares, cash or a combination thereof, as determined by the Committee, at the times(s) and in the manner set forth in the applicable stock unit agreement. Recipients of stock units have no rights as a shareholder with respect to any shares covered by the award until the date a stock certificate or book entry evidencing such shares is issued or made, respectively.

Performance Units. Performance units consist of the right, upon achievement of goals established for the performance period, to receive shares, cash or a combination thereof, as determined by the Committee, at the time(s) and in the manner set forth in the applicable performance unit agreement. The Committee establishes the performance goals and, after the performance period has ended, the extent to which the established performance goals have been achieved. Recipients of performance awards have no rights as a shareholder with respect to any shares covered by the award until the date a stock certificate or book entry evidencing such shares is issued or made, respectively.

Repricing

Except adjustments permitted in connection with certain changes in the Company’s capitalization, the 2015 Plan prohibits the Committee, without shareholder approval, from: lowering the price of an option or SAR after it is granted; canceling an option or SAR in exchange for cash or other awards or in conjunction with the grant of any new option or SAR with a lower exercise price; or taking any other action that is treated as a repricing under applicable accounting principles or rules of a stock exchange.

Shares Subject to the 2015 Plan

The 2015 Plan authorizes the issuance of a number of shares of our common stock equal to the sum of (i) 1,300,000 plus (ii) any shares of common stock reserved under the Current Plan that are not subject to a grant immediately prior to effectiveness of the 2015 Plan, or as to which the option award is forfeited on or after such effectiveness. As of March 13, 2015 the Company had 3,704,879 shares of common stock remaining for future awards under the Current Plan. Accordingly, we anticipate that a total of at least 5,004,879 shares will be available under the 2015 Plan. Forfeitures of awards outstanding under the Current Plan will increase the number of shares available for future awards under the 2015 Plan. As of March 13, 2015, we had 864,828 shares reserved for issuance under awards outstanding under the Current Plan, including outstanding options to purchase an aggregate of 687,621 shares of common stock.

The maximum aggregate number of shares of common stock subject to stock options or stock appreciation rights which may be granted to any one participant in any one year under the 2015 Plan is 1,000,000. The maximum aggregate number of shares of common stock subject to restricted stock or stock unit awards which may be granted to any one participant in any one year under the 2015 Plan is 1,000,000.

The aggregate number of shares available for issuance under the 2015 Plan shall be reduced by two (2) shares for each share delivered in settlement of any stock appreciation rights, restricted stock, stock unit or performance unit award, and one (1) share for each share delivered in settlement of a stock option award.

Effective Date and Expiration of the 2015 Plan

The 2015 Plan will become effective on April 28, 2015, subject to shareholder approval at the 2015 annual meeting of shareholders. The 2015 Plan will expire on April 28, 2025, unless all shares available for issuance have been issued, the plan is earlier terminated by the Board or the Committee, or the plan is extended by an amendment approved by the Company’s shareholders. No awards may be made after the termination date. However, unless otherwise expressly provided in an applicable award agreement, any award granted under the 2015 Plan prior to the termination date may extend beyond the end of such period through the award’s normal expiration date.

Transferability of Awards

Unless otherwise provided by the Committee, awards under the 2015 Plan may only be transferred by will or the laws of descent and distribution. The Committee may permit further transferability pursuant to conditions and limitations that it may impose, except that no transfers for consideration will be permitted.

Corporate Events

In the event of any stock dividend, stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization or any similar event, the Committee is entitled to appropriately and equitably adjust the number and kind of shares or other securities which are subject to the 2015 Plan or subject to any award under the plan.

Any award agreement and related documents may include such terms relating to the effect of any merger, reorganization, or changes in control affecting the Company as the Committee may determine to be appropriate. Subject to any such terms which may be set forth in award agreements, in the event the Company is a party to a merger or other reorganization, outstanding awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation) for accelerated vesting and accelerated expiration, or for settlement in cash.

Termination or Amendment of the 2015 Plan

The Board may generally amend or terminate the 2015 Plan as determined to be advisable. Shareholder approval may also be required for certain amendments pursuant to the Internal Revenue Code, the rules of the New York Stock Exchange, or rules of the SEC. No amendment or alteration of the 2015 Plan may be made which would impair the rights of any participant under any outstanding award, without such participant’s consent, provided that no consent is required with respect to any amendment or alteration if the Committee determines that such amendment or alteration is either:

•	required or advisable in order for the Company, the 2015 Plan or the award to satisfy any law or regulation or to meet the requirements of any accounting standard, or

•	not reasonably likely to significantly diminish the benefits provided under such award, or that any such diminishment has been adequately compensated.

Performance-Based Compensation under Code Section 162(m)

Performance Goals and Criteria. If the Committee intends to qualify an award under the 2015 Plan as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), the performance goals selected by the Committee may be based on the attainment of specified levels of one or any combination of the following performance criteria, applied to the Company as a whole or to a business unit or subsidiary, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee: cash flow; earnings per share; earnings before interest, taxes and amortization; return on equity; total shareholder return; share price performance; return on capital; return on assets or net assets; revenue or revenue growth; income or net income; operating income or net operating income; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; return on invested capital; market segment share; product release schedules; new product innovation; product cost reduction through advanced technology; brand recognition/acceptance; product ship targets; or customer satisfaction.

To the extent consistent with Code Section 162(m), the Committee may provide in any award that any evaluation of performance may include or exclude extraordinary or unusual items occurring during a performance period, including without limitation: asset write-downs; litigation or claim judgments or settlements; the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; accruals for reorganization and restructuring programs; extraordinary nonrecurring items as described in Accounting Standards Codification 225-20 and/or in Management’s Discussion and Analysis of Financial Condition and Results of Operations appearing in the Company’s Annual Report to shareholders for the applicable year; and events either not directly related to Company operations or not under the reasonable control of Company management.

To the extent specified at the time of grant, the Committee may adjust the amount payable pursuant to an award under the 2015 Plan that is intended to qualify as “performance-based compensation” under Section 162(m) downward, but not upward, on the basis of such further considerations as the Committee shall determine.

Federal Income Tax Matters

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2015 Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

Options. Under present law, an optionee will not recognize any taxable income on the date a non-qualified option (“NSO”) is granted pursuant to the 2015 Plan. Upon exercise of the option, however, the optionee must recognize, in the year of exercise, compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of Company common stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will receive an income tax deduction in its fiscal year in which NSOs are exercised equal to the amount of ordinary income recognized by those optionees exercising options, and must comply with applicable tax withholding requirements.

Incentive stock options (“ISOs”) granted under the 2015 Plan are intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code. Under Section 422, an optionee recognizes no taxable income when the option is granted. Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option’s grant until three months before the date of exercise been an employee of the Company. The Company ordinarily is not entitled to any income tax deduction upon the grant or exercise of an ISO. This favorable tax treatment for the optionee, and the denial of a deduction for the Company, will not, however, apply if the optionee disposes of the shares acquired upon the exercise of an incentive stock option within two (2) years from the granting of the option or one (1) year from the receipt of the shares.

Stock Appreciation Rights. Generally, a recipient of a SAR will recognize compensation taxable as ordinary income equal to the value of the shares of Company common stock or the cash received in the year that the stock appreciation right is exercised. The Company normally will receive a corresponding deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

Restricted Stock Awards. Generally, no income is taxable to the recipient of a restricted stock award in the year that the award is granted. Instead, the recipient will recognize compensation taxable as ordinary income equal to the fair market value of the shares in the year in which the risks of forfeiture restrictions lapse. Alternatively, if a recipient makes an election under Section 83(b) of the Internal Revenue Code, the recipient will, in the year that the restricted stock award is granted, recognize compensation taxable as ordinary income equal to the fair market value of the shares on the date of the award. The Company normally will receive a corresponding deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

Stock Units. A recipient of stock units will generally recognize compensation taxable as ordinary income in an amount equal to the fair market value of the shares (or the amount of cash) distributed to settle the stock units on the vesting date(s). The Company normally will receive a corresponding deduction at the time of vesting, equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

Performance Awards. A recipient of performance awards will recognize compensation taxable as ordinary income equal to the value of the shares of Company common stock or the cash received, as the case may be, in the year that the recipient receives payment. The Company normally will receive a deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

Code Section 409A. We intend that awards granted under the 2015 Plan comply with, or otherwise be exempt from, Code Section 409A, but make no representation or warranty to that effect.

Code Section 162(m). Under Code Section 162(m), we are generally prohibited from deducting compensation paid to “covered employees” in excess of $1,000,000 per person in any year. “Covered employees” are defined as the principal executive officer and any one of the three highest paid executive officers (other than the principal executive officer or the principal financial officer) as of the close of the applicable taxable year. Compensation that qualifies as “performance-based” is excluded for purposes of calculating the amount of compensation subject to the $1,000,000 limit. In general, one of the requirements that must be satisfied to qualify as performance-based compensation under Code Section 162(m) is that the material terms of the performance goals under which the compensation may be paid must be disclosed to and approved by a majority vote of our stockholders. Accordingly, stockholder approval of the 2015 Plan is necessary to ensure that we have the ability to exclude taxable compensation attributable to stock options, stock appreciation rights and performance units under the 2015 Plan that are intended to qualify as “qualified performance-based compensation” under Code Section 162(m) from the limits on tax deductibility imposed by Section 162(m).

Tax Withholding. We are authorized to deduct or withhold from any award granted or payment due under the 2015 Plan, or require a participant to remit to us, the amount of any withholding taxes due in respect of the award or payment and to take such other action as may be necessary to satisfy all obligations for the payment of applicable withholding taxes. We are not required to issue any shares of Common Stock or otherwise settle an award under the 2015 Plan until all tax withholding obligations are satisfied.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL AND ADOPTION OF THE NAUTILUS, INC. 2015 LONG-TERM INCENTIVE PLAN.

PROPOSAL NO. 3:

APPROVAL OF THE NAUTILUS, INC. EMPLOYEE STOCK PURCHASE PLAN

Our Board of Directors believes that share ownership by our employees is desirable as an incentive to better performance and as a means by which employees may share in the Company’s long-term success. Accordingly, we are seeking shareholder approval of a new employee stock purchase plan, the Nautilus, Inc. Employee Stock Purchase Plan (the “Plan”). The proposed Plan is expected to be a significant part of our overall equity compensation strategy, especially with respect to our non-executive employees.

The Board of Directors adopted the Plan on February 11, 2015, subject to shareholder approval, and reserved 500,000 shares of common stock for issuance under the Plan. As of the date hereof, no rights to purchase shares of our common stock have been granted pursuant to the Plan.

SUMMARY OF THE NAUTILUS, INC. EMPLOYEE STOCK PURCHASE PLAN

The following is a summary of the material terms of the Plan and is qualified in its entirety by reference to the Plan. A copy of the Plan is attached to this proxy statement as Appendix B.

Purpose

The purpose of the Plan is to enhance our ability to attract and retain highly qualified employees and align the long-term interests of eligible employees with those of our shareholders by providing a convenient means by which our employees may purchase shares of our common stock through payroll deductions.

Administration

The Plan will be administered by the Compensation Committee (the “Committee”) of the Board of Directors. The Committee may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. All determinations and decisions of the Committee shall be conclusive.

Shares Available for Issuance

If our shareholders approve this proposal, a total of 500,000 shares of common stock will be reserved for issuance under the Plan. The number of shares reserved is subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding Common Stock, as determined by the Committee.

Eligibility

In general, all employees of the Company and its participating subsidiaries (as determined by the Committee) who have been employed by the Company or a participating subsidiary for at least twelve (12) months prior to the applicable offering date (described below) are eligible to participate in the Plan. However, an individual who would, after a purchase of shares under the Plan, be deemed (under Section 424(d) of the Internal Revenue Code of 1986, as amended (the “Code”)) to own stock (including stock subject to any outstanding options held by the employee) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company is not eligible to participate. Participation in the Plan is voluntary.

Offering Periods

The Plan shall be carried out in a series of six-month offerings (each an “Offering”) with a new Offering commencing on May 15 and November 15 of each year; provided, however, that the first Offering shall be a four-month offering commencing on July 15, 2015. Each Offering commencing on May 15 or July 15 of any year shall end on November 14 of that year, and each Offering commencing on November 15 of any year shall end on May 14 of the following year. The first day of each Offering is the “Offering Date” for that Offering and the last day of each Offering is the “Purchase Date” for that Offering.

On each Offering Date, each eligible employee shall be granted the option under the Plan to purchase, on the Purchase Date for the Offering, exclusively through payroll deductions in the manner specified in the Plan, shares of our common stock; provided, however, that (i) no option shall permit the purchase of more than 1,000 shares on any Purchase Date, and (ii) no option may be granted pursuant to the Plan that would allow an employee’s right to purchase shares under all stock purchase plans of the Company and its parents and subsidiaries to which Section 423 of the Code applies to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such option is outstanding.

Purchase Price

The purchase price per share shall be equal to the lesser of (i) ninety percent (90%) of the fair market value of a share of our common stock on the Offering Date or (ii) ninety percent (90%) of the fair market value of a share our common stock on the Purchase Date. The fair market value of a share of our common stock on any date is equal to the closing price of the common stock on the immediately preceding trading day on the New York Stock Exchange, or if the common stock is not traded on the New York Stock Exchange, to such other reported value of the common stock as the Committee shall specify pursuant to the Plan.

Payroll Deductions

An eligible employee may elect to participate in the Plan for any Offering by completing and submitting the requisite subscription and payroll deduction form no later than the subscription deadline established for the Offering, which shall be approximately three weeks prior to the Offering Date. The payroll deduction authorization will authorize the employing corporation to deduct an amount designated by the participant from each of the participant’s paychecks during the Offering. The designated amount to be deducted from each paycheck must be a whole percentage of not less than one percent (1%) or more than ten percent (10%) of the gross amount of the participant’s regular, overtime, differential and commission earnings, including paid time off, for the payroll period. Once submitted, a subscription and payroll deduction authorization shall remain in effect unless amended or terminated, and upon the expiration of an Offering the participants in that Offering will be automatically enrolled in the new Offering starting the following day.

Purchase and Custody of Shares

All amounts withheld from a participant’s compensation shall be credited to the participant’s account under the Plan. No interest will be paid on the amounts in such accounts. On each Purchase Date, the amount of the account of each participant will be applied to the purchase of Common Stock by that participant from the Company at the applicable purchase price for the Offering. No fractional shares will be purchased under the Plan. Any cash balance remaining in a participant’s account after a Purchase Date because it was less than the amount required to purchase a full share shall be retained in the participant’s account for the next Offering. Any other amounts in a participant’s account after a Purchase Date shall be refunded to the participant.

Shares purchased by participants pursuant to the Plan shall be delivered to and held by a custodian appointed by the Committee. A participant may from time to time sell all or part of the shares held by the custodian for the participant’s account at the market price at the time the order is executed. By appropriate instructions to the custodian, a participant may obtain (a) transfer into the participant’s own name of all or part of the shares held by the custodian for the participant’s account and delivery of such shares to the participant, or (b) transfer of all or part of the shares held for the participant’s account by the custodian to a regular individual brokerage account in the participant’s own name, either with the firm then acting as custodian or with another firm; provided, however, that no shares may be transferred under (a) or (b) until two (2) years after the Offering Date of the Offering in which the shares were purchased.

Amendment and Termination of Participation

After a participant has begun participating in the Plan by initiating payroll deductions, the participant may amend the payroll deduction authorization (i) once during any Offering period to decrease the amount of payroll deductions, and (ii) effective for the first paycheck of a new Offering to either increase or decrease the amount of payroll deductions.

By notice to the Company in the form specified by the Company, a participant may terminate participation in the current Offering and the Plan any time prior to the subscription deadline established for the next Offering. Participation in the Plan shall also terminate when a participant ceases to be an eligible employee for any reason, including termination of employment or death. A participant may not reinstate participation in the Plan with respect to a particular Offering after terminating participation in the Plan with respect to that Offering. Upon termination of participation in the Plan, all amounts deducted from the participant’s compensation and not previously used to purchase shares under the Plan shall be returned to the participant.

Amendment and Termination of the Plan

The Board of Directors may, from time to time, amend the Plan in any and all respects, except that, without approval of the shareholders of the Company, the Board of Directors may not increase the number of shares reserved for the Plan or decrease the purchase price of shares offered pursuant to the Plan.

In the case of certain corporate transactions (including, without limitation, stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding common stock), the Committee may adjust the number of shares reserved for the purposes of the Plan. The Board may amend the Plan as it may deem proper and in the best interests of the Company, provided that no such amendment will, without prior approval of the Company shareholders: (i) increase the total number of shares reserved under the

Plan (except as set forth above in the event of certain corporate transactions); or (ii) decrease the purchase price of shares offered pursuant to the Plan.

The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that (a) the Committee, in its sole discretion, may, at any time, terminate the Plan with respect to any participating subsidiary and (b) the Board, in its sole discretion, may, at any time, terminate the Plan completely. Other than distribution of cash and shares, if any, held in the accounts of participants to whom the termination applies, the Company shall have no obligation on account of any such termination.

Plan Benefits

Participation in the Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Plan are not determinable. Non-employee directors are not eligible to participate in the Plan. No purchases have been made under the Plan since its adoption by the Board of Directors.

U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

The amounts deducted from an employee’s pay pursuant to the Plan will be included in the employee’s compensation and be subject to federal income and employment tax. Generally, no additional income will be recognized by the employee either at the beginning of the Offering period when purchase rights are granted pursuant to the Plan or at the time the employee purchases shares of common stock pursuant to Plan.

If the shares of common stock are disposed of at least two years after the first day of the Offering to which the shares of common stock relate and at least one year after the shares of common stock were acquired under the Plan (the “holding period”), the employee will recognize ordinary income in the year of disposition in an amount equal to the lesser of (a) the excess of the fair market value of the shares of common stock on the first day of the Offering period over the purchase price of the share of common stock, or (b) the excess of fair market value of the shares of common stock at the time of such disposition over the purchase price of the shares of common stock.

If the shares of common stock are sold or disposed of before the expiration of the holding period, the employee will recognize ordinary income in the year of sale or disposition in an amount equal to the excess of the sales price over the purchase price.

If the employee disposes of shares of common stock purchased pursuant to the Plan after the holding period, we will not be entitled to any federal income tax deduction with respect to the shares of common stock issued under the Plan. If the employee disposes of such shares of common stock prior to the expiration of the holding period, we generally will be entitled to a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the employee as a result of such disposition.

In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares of common stock and the employee’s tax basis in the shares of common stock (generally, the amount the employee paid for the shares of common stock plus the amount, if any, taxed as ordinary income). Capital gain or loss recognized on a disposition of shares of common stock will be long-term capital gain or loss if the employee’s holding period for the shares of common stock exceeds one year. The purchase date begins the holding period for determining whether the gain or loss realized is short or long term.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL AND ADOPTION OF THE NAUTILUS, INC. EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 4:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking shareholders to approve, on a non-binding, advisory basis, a resolution approving our executive compensation as reported in this Proxy Statement.

We urge shareholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes how our executive compensation program is designed and operates, as well as the Summary Compensation Table and other related compensation tables, which provide additional information on the compensation of our named executive officers. The Board and the Compensation Committee believe that our executive compensation program has supported and contributed to our recent and long-term success and the creation of long-term shareholder value; and that these programs are effective in helping us attract and retain the high caliber of executive talent necessary to drive our business forward and build sustainable value for our shareholders.

In accordance with regulations issued under Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), we are asking shareholders to approve the following non-binding, advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to Nautilus' Named Executive Officers, as disclosed in the Compensation Discussion and Analysis section, compensation tables and narrative discussion of the Proxy Statement for the 2015 Annual Meeting of Shareholders, is hereby APPROVED.

While this advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding, the Compensation Committee will carefully review and consider the voting results when making future decisions regarding our executive compensation program.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RESOLUTION
APPROVING NAUTILUS' NAMED EXECUTIVE OFFICER COMPENSATION.

AUDIT COMMITTEE REPORT TO SHAREHOLDERS *

Each current member of the Audit Committee meets the independence, financial literacy and experience requirements contained in the corporate governance listing standards of the New York Stock Exchange (NYSE) relating to audit committees. In addition, our Board has determined that Messrs. Badie, Horn and Siegert each qualify as an “audit committee financial expert” under the regulations of the SEC. Although all members of our Audit Committee meet the current NYSE regulatory requirements for accounting or related financial management expertise, and the Board has determined that Messrs. Badie, Horn and Siegert each qualify as an “audit committee financial expert,” members of our Audit Committee are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting.

The Audit Committee oversees Nautilus' financial reporting process on behalf of the Board and operates under a written charter, approved by the Audit Committee and ratified by the Board. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2014 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Management has the primary responsibility for the preparation, presentation and integrity of Nautilus' financial statements and the reporting process, including internal control over financial reporting and disclosure controls and procedures. Management is responsible for maintaining and evaluating appropriate accounting and financial reporting principles and internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations.

The Audit Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of Nautilus' audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of Nautilus' accounting principles. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has received the written disclosures and the letter from the independent accountant required by the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence from Nautilus and its management, and has considered whether the independent registered public accounting firm's provision of any non-audit services to Nautilus is compatible with maintaining such firm's independence.

The Audit Committee discussed with Nautilus' independent registered public accounting firm the overall scope and plans for their audit. In addition, the Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Nautilus' internal control over financial reporting, and the overall quality of Nautilus' financial reporting for the year ended December 31, 2014.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements and management's report on internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2014. The Audit Committee has determined that provision by Deloitte & Touche LLP of other non-audit services is compatible with maintaining Deloitte & Touche LLP's independence. The Audit Committee and the Board have also recommended, subject to shareholder ratification, the selection of Deloitte & Touche LLP as Nautilus' independent registered public accounting firm for the year ending December 31, 2015.

Respectfully Submitted,

Marvin G. Siegert, Chairman
Ronald P. Badie
Richard A. Horn
Anne G. Saunders

* The information contained in the Report of the Audit Committee shall not be deemed “soliciting material” or be incorporated by reference by any general statement incorporating this proxy statement into any filings under either the Securities Act of 1933, as amended, or the Exchange Act (together the “Acts”), except to the extent Nautilus specifically incorporates such report by reference, and further, such Report shall not otherwise be deemed filed under the Acts.

PROPOSAL NO. 5:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2015

The Audit Committee has appointed Deloitte & Touche LLP, the member firms of Deloitte Touche Tomatsu and their respective affiliates (collectively, “Deloitte & Touche”) as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2015. Although we are not required to seek shareholder approval of this appointment, the Board has determined it to be sound corporate governance to do so. If the appointment is not ratified by shareholders, the Audit Committee will investigate the possible bases for the negative vote and will reconsider the appointment in light of the results of its investigation.

We employed Deloitte & Touche as our independent registered public accounting firm during 2014. There have been no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the matter in their report. A representative of Deloitte & Touche is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of Deloitte & Touche if the representative so desires, and the representative will be available to respond to appropriate shareholder questions.

We understand the need for Deloitte & Touche to maintain objectivity and independence in its audit of our financial statements. To minimize relationships that could appear to impair the objectivity of Deloitte & Touche, our Audit Committee has restricted the non-audit services that Deloitte & Touche may provide. These determinations are among the key practices adopted by the Audit Committee in its “Policies and Procedures for the Approval of Audit and Non-audit Services Provided by the Independent Auditor.” Under these policies, with Audit Committee pre-approval, we may use Deloitte & Touche for the following categories of non-audit services: merger and acquisition due diligence and audit services; tax services; internal control reviews; employee benefit plan audits; and reviews and procedures that we engage Deloitte & Touche to undertake to provide assurances on matters not required by laws or regulations.

The following presents fees for professional audit services rendered by Deloitte & Touche for the audit of our annual financial statements for the years ended December 31, 2014 and 2013, and fees billed for other services rendered by Deloitte & Touche during those periods.

Type of Fees	2014	2013
Audit Fees	$685,132	$717,855
Tax Fees	47,750	75,293
Total	$732,882	$793,148

“Audit fees” are fees for the audit of our consolidated financial statements included in Forms 10-K, review of our condensed consolidated financial statements included in Forms 10-Q and services that are normally provided by the accountant in connection with our statutory and regulatory filings or engagements, including the audit of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002.

“Tax fees” are fees billed for tax compliance, tax advice and tax planning services rendered during the respective periods.

All of the services performed by Deloitte & Touche LLP in 2014 and 2013 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee. This policy describes the permitted audit, audit-related, tax and other services that the independent auditors may perform. Generally, pre-approval is provided at regularly scheduled committee meetings; however, the authority to pre-approve services between meetings, as necessary, has been delegated to the Chairman of the Audit Committee, subject to formal approval by the full Audit Committee at the next regularly scheduled meeting.

The Audit Committee believes that the foregoing expenditures are compatible with maintaining the independence of our independent registered public accounting firm.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE'S APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, as well as persons who own more than 10% of our outstanding common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of our common stock. Based solely on a review of copies of such forms furnished to us and written representations from our executive officers, directors and 10% shareholders, we believe that all Section 16(a) filing requirements applicable to Nautilus were timely made with respect to the year ended December 31, 2014.

CODE OF ETHICS

We have adopted the Nautilus, Inc. Code of Business Conduct and Ethics (the “Code of Ethics”), which applies to all of our directors, officers and employees. You can view the Code of Ethics on our website at www.nautilusinc.com. A copy of the Code of Ethics will be provided in print without charge to all interested parties who submit a request in writing to Nautilus, Inc., 17750 S.E. 6th Way, Vancouver, Washington 98683, Attn: Corporate Communications.

HOUSEHOLDING

In accordance with applicable regulations, we deliver a single Annual Report and Proxy Statement to certain persons who share an address, unless we have been notified that such persons prefer to receive individual copies of those documents. This practice is referred to as “householding.” If you reside at an address that received only one copy of proxy materials as a result of householding, we will deliver additional copies upon oral or written request. If you wish to receive separate copies in the future, please contact us at Nautilus, Inc., 17750 S.E. 6th Way, Vancouver, Washington 98683, or by phone at (360) 859-2900. If you and others living at your address received multiple copies of proxy materials and prefer to receive a single copy, you may request that a single copy be sent in the future by contacting us as described above.

OTHER MATTERS

As of the date of this proxy statement, the Board is not aware of any other matters that may come before the Annual Meeting. The persons named in the enclosed proxy card intend to vote the proxy in accordance with their best judgment if any other matters properly come before the Annual Meeting.

We will provide, without charge, on the written request of any beneficial owner of shares of our common stock entitled to vote at the Annual Meeting, a copy of our Annual Report on Form 10-K as filed with the SEC for our fiscal year ended December 31, 2014. Written requests should be mailed to Nautilus, Inc., 17750 S.E. 6th Way, Vancouver, Washington 98683, Attn: Company Secretary.

Please return the enclosed proxy card as soon as possible. Unless a quorum consisting of a majority of the outstanding shares entitled to vote is represented at the Annual Meeting, no business can be transacted. Therefore, please be sure to date and sign your proxy card exactly as your name appears on your stock certificate and return it in the enclosed postage prepaid return envelope. Please act promptly to ensure that you will be represented at this important meeting.

By Order of the Board of Directors

/s/ Wayne M. Bolio
WAYNE M. BOLIO Secretary

Vancouver, Washington
March 25, 2015

APPENDIX A

NAUTILUS, INC.
2015 LONG-TERM INCENTIVE PLAN

1.    PURPOSE

The purpose of the Nautilus, Inc. 2015 Long-Term Incentive Plan (the “Plan”) is to advance the interests of Nautilus, Inc., a Washington corporation (“Nautilus”), and its Subsidiaries (Nautilus and its Subsidiaries hereinafter collectively, the “Corporation”), by enhancing the Corporation’s ability to attract and retain highly qualified personnel and directors and aligning the long-term interests of participants with those of shareholders. This Plan permits the grant of stock options, stock appreciation rights, restricted stock, performance units and stock units, each of which shall be subject to such conditions based upon continued employment, passage of time or satisfaction of performance criteria as shall be specified pursuant to the Plan.

2.    DEFINITIONS

(a)	“Administrator” means the officer or officers of the Corporation appointed by the Committee to perform certain Plan ministerial functions pursuant to subsection 3(b).

(b)	“Award” means a Stock Option, Stock Appreciation Right, Restricted Stock, Performance Unit or Stock Unit granted to a Participant pursuant to the Plan.

(c)	“Award Agreement” means (as applicable) an Option Agreement, an SAR Agreement, a Restricted Stock Agreement, a Stock Unit Agreement and/or a Performance Unit Agreement.

(d)	“Board of Directors” means the Board of Directors of Nautilus.

(e)
“Code” means the Internal Revenue Code of 1986, as amended from time to time and any successor thereto, the Treasury Regulations promulgated thereunder and other relevant interpretive guidance issued by the Internal Revenue Service or Treasury Department. Any reference to a section of the Code shall be deemed to include such regulations and guidance and any successor provision of the Code.

(f)	“Committee” means the Compensation Committee of Nautilus.

(g)	“Common Stock” means the common stock, without par value, of Nautilus authorized for issuance by Nautilus.

(h)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. Any reference to a section of the Exchange Act shall include any successor provision of the Exchange Act.

(i)	“Executive Officer” means any “officer” of Nautilus as such term is defined in Rule 16a‑1 under the Exchange Act.

(j)	“Fair Market Value” means, with respect to any given date, the value of a Share determined as follows:

(1)
If the Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading, as reported in The Wall Street Journal or such other source as the Committee deems reliable (or, if there are no reported sales on such date, on the last date prior to such date on which there was a reported sale);

(2)
If the Common Stock  is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices of a Share as reported in The Wall Street Journal, or as quoted by an established quotation service for over-the-counter securities, or as reported by such other source as the Committee deems reliable, and if there is no such reported price for the Common Stock for the date in question, then such price on the last preceding date for which such price exists shall be determinative of Fair Market Value; or

(3)	If none of the foregoing is applicable, by the Committee in good faith and in a manner that satisfies Code Sections 409A and 422(c)(1), as applicable.

(a)	“Incentive Stock Option” or “ISO” means a Stock Option designated as, and qualified as, an “incentive stock option” within the meaning of Code Section 422.

(b)	“Nonqualified Stock Options” or “NSO” means a Stock Option other than an Incentive Stock Option.

(c)	“Option Agreement” means the document(s) evidencing the Award of a Stock Option.

(d)	“Outside Director” means a member of the Board of Directors who is not otherwise an employee of the Corporation.

(e)	“Participants” means those individuals who hold unexercised Awards and any authorized transferee of such individuals.

(f)	“Performance Period” means the period described in subsection 10(d) during which a Performance Unit Award is earned.

(g)	“Performance-Based Award” means an Award that vests only upon the satisfaction of one or more of the Qualifying Performance Criteria specified in subsection 11(b).

(h)	“Performance Unit” means and Award granting the right to receive Shares or cash upon achievement of certain goals related to performance as stated in a Performance Unit Agreement.

(i)	“Performance Unit Agreement” means the document(s) evidencing a Performance Unit Award.

(j)	“Plan” means the Nautilus, Inc. 2015 Long Term Incentive Plan as stated in this document and any amendments to it.

(k)	“Qualifying Performance Criteria” has the meaning set forth in subsection 11(b).

(l)
“Restricted Stock Award” means an Award of Shares, the grant, issuance, retention, vesting, termination and/or forfeiture of which is subject to the terms and conditions stated in a Restricted Stock Agreement.

(m)	“Restricted Stock Agreement” means the document(s) evidencing an Award of Restricted Stock.

(n)	“SAR Agreement” means the document(s) evidencing a Stock Appreciation Right Award.

(o)	“Share” means a share of Common Stock or the number and kind of shares of stock or other securities which shall be substituted or adjusted for such shares as provided in Section 12.

(p)
“Stock Appreciation Right” or “SAR” means a right to receive, in cash or stock (as determined by the Committee), an amount, with respect to a specific number of Shares, equal to or otherwise based on the excess of:

(1)	The market value of a Share at the time of exercise over;

(2)	The exercise price of the right, subject to the terms and conditions stated in the SAR Agreement.

(q)
“Stock Option” means a right to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in or determined pursuant to the Option Agreement. The Committee may grant Stock Options intended to qualify as Incentive Stock Options and Stock Options that are Nonqualified Stock Options, as the Committee, in its sole discretion, shall determine.

(r)
“Stock Unit Award” means an Award of a right to receive, in cash or stock (as determined by the Committee), the market value of one Share, the grant, issuance, retention, vesting, termination and/or forfeiture of which is subject to the terms and conditions stated in a Stock Unit Agreement.

(s)	“Stock Unit Agreement” means the document(s) evidencing a Stock Unit Award.

(t)
“Subsidiary” means any corporation, partnership, joint venture, limited liability company or other entity in which at least 50% or more of the voting power or economic interests is owned, directly or indirectly, by Nautilus.

3.    ADMINISTRATION

(a)	Administration by the Committee or Board.

(1)	Subject to paragraph (2) below, this Plan shall be administered by the Committee in accordance with its Charter.

(2)
The Board of Directors, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee’s exercise thereof and, in such instances, references in the Plan to the Committee shall refer to the Board of Directors.

(b)	Delegation.

(1)
The Board of Directors or the Committee may delegate to one or more separate committees (a “Subcommittee”) composed of one or more members of the Board of Directors who are Outside Directors (and who may but need not be members of the Committee) the ability to grant Awards and take the other actions described in subsection 3(c) with respect to any Participant who is not an Executive Officer, and such actions shall be treated for all purposes as if taken by the Committee.

(2)	The Committee may delegate to an Executive Officer the authority to grant Awards within parameters established by the Committee to any Participant who is not an Executive Officer.

(3)
Any action by any such Subcommittee or Executive Officer within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee, and references in this Plan to the Committee shall include any such Subcommittee or Executive Officer.

(4)	The Committee may delegate certain ministerial functions with respect to the administration of the Plan to an officer or officers of the Corporation (an “Administrator”) as follows:

(A)	Subject to paragraphs (B) and (D) below, the Administrator(s) shall have the authority to:

(i)	Execute and distribute documents, instruments and other agreements evidencing or relating to Awards granted under this Plan;

(ii)	To maintain records relating to the grant, vesting, exercise, forfeiture or expiration of Awards;

(iii)	To process or oversee the issuance of Shares upon the exercise, vesting and/or settlement of an Award; and

(iv)	To take such other actions as the Committee may specify.

(B)
In no case shall any Administrator be authorized to grant Awards under the Plan or to take any discretionary actions with respect to the Plan or any Award, including, by way of example and not of limitation, interpreting the provisions of the Plan or any Award.

(C)
Any action by any Administrator within the scope of its delegation shall be deemed for all purposes to have been taken by the Committee, and references in this Plan to the Committee shall include any such Administrator, provided that the actions and interpretations of any such Administrator shall be subject to final review and approval, disapproval or modification by the Committee.

(D)
Notwithstanding anything to the contrary in this subsection 3(b), no power or authority may be delegated that is required by law, regulation or applicable stock exchange listing standards to be exercised by the Committee.

(c)
Powers of the Committee. Subject to the express provisions and limitations set forth in this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of the Plan, including, without limitation, the following:

(1)	To prescribe, amend and rescind rules, policies and practices relating to the administration of the Plan and to define terms not otherwise defined in the Plan;

(2)	To determine which persons are Participants, to which of such Participants, if any, Awards shall be granted under the Plan, and the timing of any such Awards;

(3)
To grant Awards to Participants and, subject to the terms of the Plan, determine the terms and conditions of each Award, including the number of Shares covered by each Award, the exercise or purchase price, and any terms or conditions relating to vesting, exercise, forfeiture or expiration, which terms may, but need not be, conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events or other factors;

(4)	To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

(5)	To prescribe and amend the terms of the Award Agreements and related documents and instruments pursuant to which Awards may be settled or exercised or beneficiaries may be designated;

(6)	To determine whether, and the extent to which, adjustments are required pursuant to Section 12;

(7)	To determine whether and to what extent an Award may be settled in cash, Shares, or a combination thereof;

(8)
To interpret and construe the Plan, any rules, polices or procedures relating to the Plan and the terms and conditions of any Award Agreement and related documents and instruments pursuant to which Awards may be settled or exercised or beneficiaries may be designated, and to make exceptions to any such provisions in good faith and for the benefit of the Corporation; and

(9)	To make all other determinations deemed necessary or advisable for the administration of this Plan.

(d)
Effect of Change in Status. The Committee shall have the discretion to determine the effect upon an Award of a change in a Participant’s employment status (including whether a Participant shall be deemed to have experienced a termination of employment or other change in status), including the vesting, expiration or forfeiture of an Award in the case of:

(1)	Any individual who is employed by an entity that ceases to be a Subsidiary;

(2)	Any leave of absence approved by the Corporation;

(3)	Any transfer between locations of employment between Nautilus and any Subsidiary or between any Subsidiaries;

(4)	Any change in the Participant’s status from an employee to a consultant or member of the Board of Directors, or vice versa; and

(5)	Any employee who at the request of the Corporation becomes employed by any partnership, joint venture, limited liability company, corporation or other entity that is not a Subsidiary.

(e)
Determinations of the Committee. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final, conclusive and binding on all persons, including, the Participants and any other individual claiming benefits or rights under the Plan. Any dispute regarding the interpretation of the Plan or any Award shall be submitted by the Participant to the Committee for review. The resolution of such a dispute by the Committee shall be final, conclusive and binding on the Participant. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any attorneys, consultants and accountants as it may select.

4.    PARTICIPANTS

Awards under the Plan may be granted to:

(a)	Any employee of the Corporation;

(b)	Any non-employee member of the Board of Directors or the board of directors (or other governing body) of any Subsidiary; and

(c)	Any non-employee consultant who provides services to the Corporation.

5.    EFFECTIVE DATE AND EXPIRATION OF PLAN

(a)
Effective Date. This Plan was approved by the Board of Directors on February 12, 2015 and will become effective on April 28, 2015 subject to shareholder approval at the 2015 Annual Meeting of the shareholders of Nautilus.

(b)	Expiration Date.

(1)	The Plan shall remain available for the grant of Awards until the earlier of:

(A)	April 28, 2025; or

(B)	The date on which all Shares available for issuance under the Plan have been issued as fully vested Shares.

(2)
The expiration of the Committee’s authority to grant Awards under the Plan will not affect the operation of the terms of the Plan or the Corporation’s and Participants’ rights and obligations with respect to Awards granted on or prior to the expiration date of the Plan.

6.    SHARES SUBJECT TO THE PLAN

(a)	Aggregate Limits.

(1)
Subject to adjustment as provided in paragraph (2) below and in Section 12, the aggregate number of Shares that may be granted pursuant to Awards under the Plan is 1,300,000 plus any Shares reserved under Nautilus’ 2005 Long-Term Incentive Plan, as amended, that are not subject to a grant on April 28, 2015, or as to which the option award is forfeited on or after April 28, 2015. The Shares that may be granted pursuant to Awards under the Plan may include Shares reacquired by Nautilus (including Shares purchased in the open market) or authorized but unissued Shares. To the extent any Award is forfeited, terminates, expires or lapses instead of being exercised, is not earned in full or is settled in cash, the Shares subject to such Awards not delivered as a result shall again be available to be granted as Awards under this Plan.

(2)
The aggregate number of Shares available for issuance under the Plan shall be reduced by two (2) Shares for each Share delivered in settlement of any SAR, Restricted Stock, Stock Unit or Performance Unit Award, and one (1) Share for each Share delivered in settlement of a Stock Option Award.

(b)	Limitations on Grants.

(1)	The aggregate number of Shares subject to Stock Options or Stock Appreciation Rights granted under this Plan during any calendar year to any one Participant shall not exceed 1,000,000.

(2)	The aggregate number of Shares subject to Restricted Stock or Stock Unit Awards granted under this Plan during any calendar year to any one Participant shall not exceed 1,000,000.

(3)
Notwithstanding anything to the contrary in this Plan, the limitations in paragraphs (1) and (2) above shall be subject to adjustment under Section 12, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” within the meaning of Code Section 162(m).

(4)
The aggregate number of Shares issued pursuant to Incentive Stock Options granted under the Plan shall not exceed 1,000,000, which limitation shall be subject to adjustment under Section 12 only to the extent that adjustment is allowable under Code Section 422.

7.    PLAN AWARDS

(a)	Award Types. The Committee is authorized to grant the following Awards under the Plan provided that their terms and conditions are not inconsistent with the provisions of the Plan:

(1)	Stock Options, pursuant to the terms and conditions of a Stock Option Agreement.

(2)	Stock Appreciation Rights, pursuant to the terms and conditions of an SAR Agreement.

(3)	Restricted Stock, pursuant to the terms and conditions of a Restricted Stock Agreement.

(4)	Stock Units, pursuant to the terms and conditions of a Stock Unit Agreement.

(5)	Performance Units pursuant to the terms and conditions of a Performance Unit Agreement.

(b)	Grants of Awards; Designation as Performance-Based Awards.

(1)	Awards may be granted separately or in tandem or in the alternative.

(2)
The Committee, in its discretion, may designate any Award as a Performance‑Based Award and designate in the Award Agreement the Qualifying Performance Criteria upon which the grant or vesting of the Award is conditioned.

8.    STOCK OPTIONS AND SARS

(a)	The Committee may grant Stock Options or SARs only to those eligible individuals described in Section 4 who are selected by the Committee as Participants.

(b)	No Participant shall have any rights as a shareholder with respect to any Shares subject to Stock Options or SARs under the Plan until the Shares have been issued.

(c)
Each Stock Option or SAR shall be evidenced only by an Option Agreement or SAR Agreement approved by the Committee and executed by the Committee and the Participant. Each Stock Option grant will expressly identify the Stock Option as an ISO or as a Nonqualified Stock Option. Awards of Stock Options or SARs granted pursuant to the Plan need not be identical, but each must contain or be subject to the following terms and conditions:

(1)
Price. The exercise price of each Stock Option or SAR granted under the Plan shall be established by the Committee and set forth in the applicable Option Agreement or SAR Agreement. The exercise price per Share shall not be less than 100% of the Fair Market Value of a Share on the date of grant. The exercise price of a Stock Option shall be paid in cash or in such other form if and to the extent permitted by the Committee, including without limitation, by delivery of already-owned Shares with an aggregate value equal to the exercise price, withholding (either actually or by attestation) of Shares with an aggregate value equal to the exercise price otherwise issuable under such Stock Option and/or by payment under a broker-assisted sale and remittance program acceptable to the Committee.

(2)
No Repricing. Other than in connection with a change in the capitalization of Nautilus (as described in Section 12), in no event may any Stock Option or SAR without shareholder approval be amended to decrease the exercise price, be cancelled in exchange for cash or other Awards or in conjunction with the grant of any new Stock Option or SAR with a lower exercise price, or otherwise be subject to any action that would be treated as a “repricing” of such Stock Option or SAR under applicable stock exchange listing standards or accounting standards.

(3)
Duration, Exercise and Termination of Stock Options and SARs. Each Stock Option or SAR shall be exercisable at such times and in such installments during the period prior to the expiration of the Stock Option or SAR as determined by the Committee and set forth in the Option Agreement or SAR Agreement. The Committee may make the exercise of any Stock Option or SAR subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Committee and set forth in the Option Agreement or SAR Agreement. At any time after the grant of a Stock Option or SAR, the Committee may reduce or eliminate any restrictions on the Participant’s right to exercise all or part of the Stock Option or SAR. Upon exercise of a Stock Option or SAR, settlement and payment shall occur at the time(s) and in the manner set forth in the applicable Option Agreement or SAR Agreement.

(4)
Termination of Employment. The Option Agreement or SAR Agreement may provide for the forfeiture or cancellation of the Stock Option or SAR, in whole or in part, in the event of the Participant’s termination of employment or service. In all cases, the Option Agreement or SAR Agreement shall provide that vesting shall cease in the event of the Participant’s termination of employment or service.

(5)
Conditions and Restrictions Upon Securities Subject to Stock Options or SARs. Subject to the express provisions of the Plan, the Committee may provide in the Option Agreement or SAR Agreement that the Shares issued upon exercise of a Stock Option or SAR shall be subject to such further conditions or agreements as the Committee in its discretion may specify, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions.

(6)	Settlement of SARs. Settlement of SARs upon exercise may be satisfied through cash payments, the delivery of Shares, or a combination thereof, as the Committee shall determine.

(7)
Other Terms and Conditions. Option Agreements and SAR Agreements may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Committee shall deem appropriate.

(8)	ISOs. Stock Options intending to qualify as ISOs shall be subject to the following conditions:

(A)	ISOs may be granted only to employees of Nautilus or a “subsidiary corporation” of Nautilus within the meaning of Code Section 424(f).

(B)
No Stock Option intended to qualify as an ISO shall be granted to any person if, immediately after the grant of such Award, such person would own stock, including stock subject to outstanding Awards held by that person under the Plan or any other plan established by the Corporation, amounting to more than 10% of the total combined voting power or value of all classes of stock of the Corporation.

(C)
The aggregate Fair Market Value of the Common Stock (determined at the time of grant) for which ISOs are exercisable for the first time by the Participant during any calendar year, under all of the plans of the Corporation under which Incentive Stock Options may be issued, may not exceed $100,000.

(D)
To the extent a Stock Option that, by its terms, is intended to be an Incentive Stock Option exceeds this $100,000 limit, the portion of the Stock Option in excess of such limit shall be treated as a Nonqualified Stock Option.

(E)	To the extent that the Option Agreement specifies that a Stock Option is intended to qualify as an ISO, the provisions of the Option Agreement shall be construed and interpreted accordingly.

9.    RESTRICTED STOCK AND STOCK UNITS

(a)	The Committee may grant Restricted Stock or Stock Units only to those eligible individuals described in Section 4 who are selected by the Committee.

(b)
Awards of Restricted Stock or Stock Units shall be evidenced by Restricted Stock Agreements or Stock Unit Agreements approved by the Committee and executed by the Committee and the Participant. Awards of Restricted Stock or Stock Units granted pursuant to the Plan need not be identical, but each must contain or be subject to the following terms and conditions:

(1)	Mandatory Terms and Conditions. Each Restricted Stock Agreement and Stock Unit Agreement shall contain provisions regarding:

(A)	The number of Shares granted under the Award or a formula for determining such;

(B)	The purchase price of the Shares, if any, and the means of payment for the Shares;

(C)
If the Award is a Performance-Based Award, the Qualifying Performance Criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested;

(D)	Such other terms and conditions relating to the grant, issuance, vesting and/or forfeiture of the Shares as determined by the Committee, to the extent not inconsistent with this Plan;

(E)	Restrictions on the transferability of the Shares, if any; and

(F)	Such further terms and conditions as may be determined from time to time by the Committee, in each case not inconsistent with this Plan.

(2)
Sale or Award Price. Subject to the requirements of applicable law, the Restricted Stock Agreement or Stock Unit Agreement shall set forth the price, if any, as determined by the Committee at which Shares of Restricted Stock or Stock Units shall be sold or awarded to a Participant.

(3)
Share Vesting. The grant, issuance, retention and/or vesting of Shares under Restricted Stock or Stock Unit Awards shall be at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares under Restricted Stock or Stock Unit Awards subject to continued employment, passage of time and/or such performance criteria and level of achievement versus these criteria as deemed appropriate by the Committee, which criteria may be based on financial performance and/or personal performance evaluations. Notwithstanding anything to the contrary in the Plan, the performance criteria for any Restricted Stock Award or Stock Unit Award that is intended to satisfy the requirements for “performance‑based compensation” within the meaning of Code Section 162(m) shall be measured based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Restricted Stock Award is granted.

(4)
Termination of Employment. The Restricted Stock Agreement or Stock Unit Agreement may provide for the forfeiture or cancellation of the Restricted Stock or Stock Unit Award, in whole or in part, in the event of the termination of employment or service of the Participant to whom it was granted. In all cases, the Restricted Stock Agreement or Stock Unit Agreement shall provide that vesting shall cease in the event of termination of employment or service of the Participant to whom it was granted.

(5)
Shareholder Rights. No Participant shall have any rights as a shareholder with respect to any Shares subject to an Award of Stock Units under the Plan until said Shares have been issued. A Participant shall have rights as a shareholder with respect to any Shares subject to a Restricted Stock Award under the Plan only to the extent specified in this Plan or the Restricted Stock Agreement evidencing such Award.

(6)
Settlement of Stock Units. Upon expiration of the vesting period, settlement of Stock Units shall be made in Shares, cash or a combination thereof, as determined by the Committee, at the time(s) and in the manner set forth in the applicable Stock Unit Agreement. Until a Stock Unit is so settled, the number of Shares represented by a Stock Unit shall be subject to adjustment pursuant to Section 12.

10.    PERFORMANCE UNITS

(a)	General. The Committee may grant Performance Units only to those eligible individuals described in Section 4 who are selected by the Committee as Participants.

(b)
Awards. A Performance Unit may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the number of Performance Units granted to each Participant. Each Performance Unit Award shall be evidenced by a Performance Unit Agreement approved by the Committee and executed by the Committee and the Participant.

(c)
Settlement. The Performance Unit Agreement shall provide that Performance Units may be settled in Shares, cash or a combination thereof, as determined by the Committee, at the time(s) and in the manner set forth in the applicable

Performance Unit Agreement. Until a Performance Unit is so settled, the number of Shares represented by a Performance Unit shall be subject to adjustment pursuant to Section 12.

(d)
Performance Period and Criteria. The time period during which a Performance Unit Award shall be earned shall be the “Performance Period,” and, except in the year in which the Plan is adopted, shall be at least the length of one (1) fiscal year (whether of Nautilus or of any Subsidiary, determined in the discretion of the Committee). Performance Units shall be subject to performance goals established by the Committee. Notwithstanding anything to the contrary in the Plan, the performance criteria for any Performance Unit that is intended to satisfy the requirements for “performance‑based compensation” within the meaning of Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified in the Performance Unit Agreement.

(e)	Earning Performance Unit Awards. After the applicable Performance Period has ended, the Committee shall determine the extent to which the established performance goals have been achieved.

(f)
Termination of Employment. The Performance Unit Agreement may provide for the forfeiture or cancellation of the Performance Unit Award, in whole or in part, in the event of the termination of employment or service of the Participant to whom it was granted. In all cases, the Performance Unit Agreement shall provide that vesting shall cease in the event of termination of employment or service of the Participant to whom it was granted.

11.    OTHER PROVISIONS APPLICABLE TO AWARDS

(a)
Transferability. Unless the Award Agreement expressly states that the Award is transferable as provided under the Plan, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all applicable restrictions, other than by will or the laws of descent and distribution. The Committee may grant an Award or amend an outstanding Award Agreement to provide that the Award is transferable or assignable:

(1)
In the case of a transfer without the payment of any consideration, to any “family member” as such term is defined in Section A.1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended from time to time;

(2)
In any transfer described in clause (ii) of Section A.1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time, provided that, following the transfer or assignment, the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee shall determine appropriate, and as a condition to such transfer, the transferee shall execute an agreement agreeing to be bound by the terms; and

(3)	In the case of a Stock Option intended to qualify as an ISO, only to the extent consistent with Code Section 422.

Any purported assignment, transfer or encumbrance that does not qualify under this subsection shall be void and unenforceable against the Corporation.

(b)	Qualifying Performance Criteria.

(1)
For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Corporation as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award Agreement:

(A)	Cash flow;

(B)	Earnings per share;

(C)	Earnings before interest, taxes and amortization;

(D)	Return on equity;

(E)	Total shareholder return;

(F)	Share price performance;

(G)	Return on capital;

(H)	Return on assets or net assets;

(I)	Revenue or revenue growth;

(J)	Income or net income;

(K)	Operating income or net operating income;

(L)	Operating profit or net operating profit;

(M)	Operating margin or profit margin;

(N)	Return on operating revenue;

(O)	Return on invested capital;

(P)	Market segment share;

(Q)	Product release schedules;

(R)	New product innovation;

(S)	Product cost reduction through advanced technology;

(T)	Brand recognition/acceptance;

(U)	Product ship targets; or

(V)	Customer satisfaction.

(2)
Provided that such adjustments are consistent with the regulations under Code Section 162(m), the Committee may adjust the performance goals and any evaluation of performance under any Qualifying Performance Criteria to account for changes in law or accounting practices and to make such adjustments the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships during a performance period, including without limitation:

(A)	Asset write-downs;

(B)	Litigation or claim judgments or settlements;

(C)	The effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results;

(D)	Accruals for reorganization and restructuring programs;

(E)
Any extraordinary non-recurring items as described in Accounting Standards Codification 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to shareholders for the applicable year; and

(F)	Events either not directly related to Company operations or not under the reasonable control of Company management.

(3)
Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified at the time of grant, the number of Shares, Stock Options, SARs, Stock Units or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. However, such a reduction with respect to one Participant may not result in an increase in the amount payable to another Participant.

(c)
Dividends. Unless otherwise provided by the Committee in the Award Agreement, no adjustment shall be made in Shares issuable under the Award Agreement on account of cash dividends that may be paid or other rights that may be issued to the holders of Common Stock prior to the issuance of Shares under any Award. The Committee shall specify in the Award Agreement whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to the Award Agreement that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

(d)
Award Agreements. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee may establish the terms of Award Agreements and related documents and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that Participant agrees to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement.

(e)
Additional Restrictions on Awards. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued under an Award, including without limitation:

(1)	Restrictions under an insider trading policy;

(2)	Restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant or Participants; and

(3)	Restrictions as to the use of a specified brokerage firm for such resales or other transfers.

(f)
Subsidiary Awards. In the case of a grant of an Award to any Participant who is employed by or a service provider to a Subsidiary, such grant may, if the Committee so directs, be implemented by Nautilus issuing any subject Shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.

(g)	Suspension or Termination of Awards Upon Misconduct.

(1)
If at any time (including after a notice of exercise has been delivered) the Committee reasonably believes that a Participant, other than an Outside Director, has committed an act of misconduct as described below, the Committee may suspend the exercise, vesting and settlement, as applicable, of any Award granted to the Participant pending a final determination of whether such an act of misconduct has been committed.  If the Committee determines a Participant, other than an Outside Director, has committed an act of misconduct, any Award granted to the Participant may, in the discretion of the Committee, be forfeited, in whole or in part.

(2)
Any determination by the Committee with respect to the foregoing shall be final, conclusive, and binding on all interested parties. For any Participant who is an Executive Officer, the determination of the Committee shall be subject to the approval of the Board of Directors.

(3)
For purposes of this subsection, an “act of misconduct” means embezzlement, fraud, dishonesty in the performance of or willful neglect of job duties, nonpayment of any obligation owed to the Corporation, breach of fiduciary duty or deliberate disregard of Corporation rules, material breach of an agreement between the Participant and the Corporation, the unauthorized disclosure of any Corporation trade secret or confidential information, conduct constituting unfair competition, or inducing any customer to breach a contract with the Corporation, or any other conduct resulting in material (as determined by the Committee in its discretion) loss, damage or injury to the Corporation.

12.    ADJUSTMENT OF AND CHANGES IN THE COMMON STOCK

(a)
The existence of outstanding Awards shall not affect in any way the right or power of Nautilus or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the capital structure or business of Nautilus, or any merger or consolidation of Nautilus or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, the Shares or other securities of Nautilus or the rights thereof, or the dissolution or liquidation of Nautilus, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided in the Plan or by the Committee unless the Committee determines, in its sole discretion, that an adjustment is necessary or appropriate and is not inconsistent with applicable law, including Code Sections 409A and 424(h), no adjustment by reason thereof shall be made with respect to, the number of Shares subject to any and all Awards previously granted or the exercise or purchase price per Share under such Awards because of:

(1)
The issuance by Nautilus of shares of stock or any class of securities convertible into shares of any class of stock, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of Nautilus convertible into such shares or other securities;

(2)	The payment of a dividend in property other than Shares; or

(3)	The occurrence of any similar transaction whether or not for fair value.

(b)
If the number of outstanding Shares of Nautilus for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, reverse stock split, combination of shares, extraordinary dividend of cash and/or assets, recapitalization, reorganization or any similar event affecting the capital structure of Nautilus or the number of Shares outstanding, the Committee shall, subject to and consistent with the requirements of applicable law, including Code Sections 409A and 424(h), appropriately and equitably adjust the number and kind of Shares which are subject to this Plan or subject to any Awards granted under the Plan, including Awards previously granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares without changing the aggregate exercise or settlement price.

(c)
No right to purchase fractional Shares shall result from any adjustment of Stock Options or SARs pursuant to this Section 12. In case of any such adjustment, the Shares subject to the Stock Option or SAR shall be rounded down to the nearest whole share.

(d)
Any Award Agreement and related documents may include such terms relating to the effect of any merger, reorganization or changes in control affecting Nautilus as the Committee determines in its discretion to be appropriate, to the extent not inconsistent with Code Sections 409A and 424(h). Subject to any such terms, in the event Nautilus is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by Nautilus (if Nautilus is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

13.    LISTING OR QUALIFICATION OF COMMON STOCK

In the event that the Board of Directors determines in its discretion that the listing or qualification of the Shares available for issuance under the Plan on any securities exchange or quotation or trading system or other consent or approval under any applicable law or governmental regulation is necessary as a condition to the issuance of such Shares, a Stock Option or SAR may not be exercised, in whole or in part, and a Restricted Stock Award, Stock Unit Award, Performance Unit Award, Stock Option or SAR shall not vest unless such listing, qualification, consent or approval has been unconditionally obtained.

14.    TERMINATION OR AMENDMENT OF THE PLAN

(a)
The Board of Directors may amend, alter or discontinue the Plan, and the Board or the Committee may, to the extent permitted by the Plan, amend any Award Agreement or other document relating to an Award made under this Plan, provided, however, that Nautilus shall submit for shareholder approval any amendment (other than an amendment pursuant to the adjustment provisions of Section 12) required to be submitted for shareholder approval by the rules of any national securities exchange on which the Shares are listed for trading or that otherwise would:

(1)	Increase the maximum number of Shares for which Awards may be granted under this Plan;

(2)	Reduce the price at which Stock Options may be granted below the price provided for in subsection 8(c)(1);

(3)	Reduce the exercise price of outstanding Stock Options;

(4)	Extend the term of this Plan;

(5)	Change the classes of persons eligible to be Participants (as described in Section 4); or

(6)	Increase the limits provided for in Section 6.

(b)
In addition, no such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either:

(1)	Is required or advisable in order for the Corporation, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard; or

(2)	Is not reasonably likely to significantly diminish the benefits provided under such Award or that any such diminishment has been adequately compensated.

15.	PARTICIPANTS IN FOREIGN COUNTRIES

The Committee shall have the authority to adopt such modifications, procedures and sub-plans as may be necessary or advisable to comply with provisions of the laws of foreign countries in which the Corporation may operate.

16.    WITHHOLDING

To the extent required by applicable federal, state, local or foreign law, the Committee may and/or a Participant shall make arrangements satisfactory to the Corporation for the satisfaction of any and all taxes, including any withholding tax or payroll tax obligations, that arise with respect to any Award, the issuance of Shares or payment of cash upon exercise or settlement of an Award or any sale of Shares. The Corporation shall not be required to issue Shares or to recognize the disposition of such Shares until such tax obligations are satisfied. To the extent permitted or required by the Committee, these obligations may or shall be satisfied by having the Corporation withhold a portion of the Shares of stock that otherwise would be issued to a Participant under such Award or by tendering Shares previously acquired by the Participant.

17.    GENERAL PROVISIONS

(a)
Employment At Will. Neither the Plan nor the grant of any Award nor any action by Nautilus, any Subsidiary, the Committee or any Administrator shall be held or construed to confer upon any person any right to be continued in the employ of Nautilus or a Subsidiary. Nautilus and each Subsidiary expressly reserves the right to discharge, without liability but subject to his or her rights under this Plan, any Participant whenever, in the sole discretion of Nautilus or a Subsidiary, as the case may be, its interest may so require.

(b)
Governing Law. This Plan and any Award Agreements and other documents relating to Awards under the Plan shall be interpreted and construed in accordance with the laws of the State of Washington and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan, or in an Award Agreement or related document, to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

(c)
Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Corporation shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Corporation or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.

18.    NON-EXCLUSIVITY OF PLAN

Neither the adoption of this Plan by the Board of Directors nor the submission of this Plan to the shareholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board of Directors or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of stock options, stock appreciation rights, restricted stock, stock units or performance units other than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

19.    COMPLIANCE WITH OTHER LAWS AND REGULATIONS

This Plan, the grant and exercise of Awards under the Plan, and the obligation of the Corporation to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Corporation shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or local law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. To the extent the Corporation is unable (or the Committee deems it infeasible) to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan, the Corporation shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Stock Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Stock Option or Award is effective and current or the Corporation has determined that such registration is unnecessary.

20.    LIABILITY OF CORPORATION

The Corporation shall not be liable to a Participant or other persons as to:

(a)
The non-issuance or sale of Shares as to which the Corporation has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and

(b)	Any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Stock Option or other Award granted under the Plan.

21.	DESIGNATION OF BENEFICIARY

The Committee shall establish such procedures and prescribe such forms as it deems appropriate for a Participant to designate a beneficiary to receive any amounts payable under an Award in the event of the Participant’s death.

APPENDIX B

NAUTILUS, INC.
EMPLOYEE STOCK PURCHASE PLAN

1.    Purpose of the Plan. Nautilus, Inc. (the “Company”) believes that ownership of shares of its common stock by employees of the Company and its Participating Subsidiaries (as defined below) is desirable as an incentive to better performance and improvement of profits, and as a means by which employees may share in the Company’s growth and success. The purpose of the Company’s Employee Stock Purchase Plan (the “Plan”) is to provide a convenient means by which employees of the Company and Participating Subsidiaries may purchase the Company’s shares through payroll deductions and a method by which the Company may assist and encourage employees to become shareholders.
2.    Shares Reserved for the Plan. There are 500,000 shares of the Company’s authorized but unissued or reacquired Common Stock, no par value (“Common Stock”), reserved for purposes of the Plan. The number of shares reserved is subject to adjustment in the event of stock dividends, stock splits, combinations of shares, recapitalizations or other changes in the outstanding Common Stock. The determination of whether an adjustment shall be made and the manner of any adjustment shall be made by a compensation committee (the “Committee”) appointed by the Board of Directors of the Company, whose determination shall be conclusive.
3.    Administration of the Plan. The Plan shall be administered by the Committee. The Committee may promulgate rules and regulations for the operation of the Plan, adopt forms for use in connection with the Plan, and decide any question of interpretation of the Plan or rights arising thereunder. All determinations and decisions of the Committee shall be conclusive.
4.    Eligible Employees. The Board hereby authorizes the purchase of shares of Common Stock pursuant to the Plan by employees of the Company and of each of the Company’s subsidiary corporations that is designated by the Committee as a participant in the Plan (each, a “Participating Subsidiary”). All Eligible Employees (as defined below) of the Company and all Eligible Employees of each Participating Subsidiary are eligible to participate in the Plan. An “Eligible Employee” is an employee of the Company or a Participating Subsidiary who has been continuously employed by the Company or a Participating Subsidiary for at least twelve months prior to the Offering Date (as defined below) excluding, however, any employee who would, after a purchase of shares under the Plan, own or be deemed (under Section 424(d) of the Internal Revenue Code of 1986, as amended (the “Code”)) to own stock (including stock subject to any outstanding options held by the employee) possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any parent or subsidiary of the Company.
5.    Offerings.
(a)    Offering and Purchase Dates. The Plan shall be implemented by a series of six-month offerings (the “Offerings”) with a new Offering commencing on May 15 and November 15 of each year; provided, however, that the first Offering shall be a four-month offering commencing on July 15, 2015. Each Offering commencing on May 15 or July 15 of any year shall end on November 14 of that year, and each Offering commencing on November 15 of any year shall end on May 14 of the following year. The first day of each Offering is the “Offering Date” for that Offering and the last day of each Offering is the “Purchase Date” for that Offering.
(b)    Grants; Limitations. On each Offering Date, each Eligible Employee shall be granted an option under the Plan to purchase shares of Common Stock on the Purchase Date for the Offering for the price determined under paragraph 7 of the Plan exclusively through payroll deductions authorized under paragraph 6 of the Plan; provided, however, that (i) no option shall permit the purchase of more than 1,000 shares on any Purchase Date, and (ii) no option may be granted pursuant to the Plan that would allow an employee’s right to purchase shares under all stock purchase plans of the Company and its parents and subsidiaries to which Section 423 of the Code applies to accrue at a rate that exceeds $25,000 of fair market value of shares (determined at the date of grant) for each calendar year in which such option is outstanding.
6.    Participation in the Plan.
(a)    Initiating Participation. An Eligible Employee may participate in an Offering under the Plan by submitting to the Company or its agent a subscription and payroll deduction authorization in the form specified by the Company. The subscription and payroll deduction authorization must be submitted no later than the “Subscription Deadline” for the Offering, which shall be a date approximately three weeks prior to the Offering Date as determined for each Offering by the Company’s senior human resources executive and communicated to Eligible Employees. Once submitted, a subscription and payroll deduction authorization shall remain in effect unless amended or terminated, and upon the expiration of an Offering the participants in that Offering will be automatically enrolled in the new Offering starting the following day. The payroll deduction authorization will authorize the employing corporation to deduct an amount designated by the participant from each of the participant’s paychecks during the Offering. The designated amount to be deducted from each paycheck must be a whole percentage of not less than 1 percent or more than 10 percent of the gross amount of the participant’s base salary, hourly compensation, overtime, differential and commission earnings, including paid time off, for the payroll period. If payroll deductions are made by a Participating Subsidiary, that corporation will promptly remit the amount of the deductions to the Company.
(b)    Amending Participation. After a participant has begun participating in the Plan by initiating payroll deductions, the participant may amend the payroll deduction authorization (i) once during any Offering to decrease the amount of payroll deductions, and (ii) effective for the first paycheck of a new Offering to either increase or decrease the amount of payroll deductions. A request for a decrease in payroll deductions during an Offering must be submitted to the Company in the form specified by the Company and shall be effective for any paycheck only if the request is received by the Company at least 10 business days prior to the payday for that paycheck. A request for an increase or decrease in payroll deductions effective for the first paycheck of a new Offering must be submitted to the Company in the form specified by the Company no later than the Subscription Deadline for the new Offering. In addition, if the amount of payroll deductions from any participant during an Offering exceeds the maximum amount that can be applied to purchase shares in that Offering under the limitations set forth in paragraph 5(b) above, then (x) as soon as practicable following a written request from the participant, payroll deductions from the participant shall cease and all such excess amounts shall be refunded to the participant, and (y) payroll deductions from the participant shall restart as of the commencement of the next Offering at the rate set forth in the participant’s then effective payroll deduction authorization.
(c)    Terminating Participation. After a participant has begun participating in the Plan by initiating payroll deductions, the participant may terminate participation in the current Offering and the Plan any time prior to the Subscription Deadline for the next Offering by notice to the Company in the form specified by the Company. Participation in the Plan shall also terminate when a participant ceases to be an Eligible Employee for any reason, including death, retirement or the participant’s employing corporation ceasing to be a Participating Subsidiary. A participant may not reinstate participation in the Plan with respect to a particular Offering after once terminating participation in the Plan with respect to that Offering. Upon termination of a participant’s participation in the Plan, all amounts deducted from the participant’s compensation and not previously used to purchase shares under the Plan shall be returned to the participant.
7.    Option Price. The price at which Common Stock shall be purchased in an Offering shall be the lesser of (i) 90 percent of the fair market value of a share of Common Stock on the Offering Date of the Offering, or (ii) 90 percent of the fair market value of a share of Common Stock on the Purchase Date of the Offering. The fair market value of a share of Common Stock on any date shall be the closing price on the immediately preceding trading day of the Common Stock on the New York Stock Exchange or, if the Common Stock is not traded on the New York Stock Exchange, such other reported value of the Common Stock as shall be specified by the Committee.
8.    Purchase of Shares. All amounts withheld from the compensation of a participant shall be credited to the participant’s account under the Plan. No interest will be paid on the amounts in such accounts. On each Purchase Date, the amount of the account of each participant will be applied to the purchase of Common Stock by that participant from the Company at the price determined under paragraph 7. No fractional shares will be purchased under the Plan. Any cash balance remaining in a participant’s account after a Purchase Date because it was less than the amount required to purchase a full share shall be retained in the participant’s account for the next Offering. Any other amounts in a participant’s account after a Purchase Date shall be refunded to the participant.
9.    Delivery and Custody of Shares. Shares purchased by participants pursuant to the Plan shall be delivered to and held in the custody of such investment or financial firm (the “Custodian”) as shall be appointed by the Committee. By appropriate instructions to the Custodian, a participant may from time to time sell all or part of the shares held by the Custodian for the participant’s account at the market price at the time the order is executed. By appropriate instructions to the Custodian, a participant may obtain (a) transfer into the participant’s own name of all or part of the shares held by the Custodian for the participant’s account and delivery of such shares to the participant, or (b) transfer of all or part of the shares held for the participant’s account by the Custodian to a regular individual brokerage account in the participant’s own name, either with the firm then acting as Custodian or with another firm; provided, however, that no shares may be transferred under (a) or (b) until two years after the Offering Date of the Offering in which the shares were purchased.
10.    Records and Statements. The Custodian will maintain the records of the Plan. As soon as practicable after each Purchase Date each participant shall receive a statement showing the activity of the participant’s account since the preceding Purchase Date and the balance on the Purchase Date as to both cash and shares. Participants will be furnished such other reports and statements, and at such intervals, as the Committee shall determine from time to time.
11.    Expenses of the Plan. The Company will pay all expenses incident to operation of the Plan, including costs of recordkeeping, accounting fees, legal fees and issue or transfer taxes on purchases pursuant to the Plan. The Company will not pay expenses, commissions or taxes incurred in connection with sales of shares by the Custodian at the request of a participant.

12.    Rights Not Transferable. The right to purchase shares under this Plan is not transferable by a participant and is exercisable during the participant’s lifetime only by the participant. Upon the death of a participant, any cash withheld and not previously applied to purchase shares, together with any shares held by the Custodian for the participant’s account shall be transferred to the persons entitled thereto under the laws of the state of domicile of the participant upon a proper showing of authority.
13.    Dividends and Other Distributions. Cash dividends and other cash distributions, if any, on shares held by the Custodian will be paid currently to the participants entitled thereto unless the Company subsequently adopts a dividend reinvestment plan and the participant directs that cash dividends be invested in accordance with such plan. Stock dividends and other distributions in shares of the Company on shares held by the Custodian shall be issued to the Custodian and held by it for the account of the respective participants entitled thereto.
14.    Voting and Shareholder Communications. In connection with voting on any matter submitted to the shareholders of the Company, the Custodian will cause the shares held by the Custodian for each participant’s account to be voted in accordance with instructions from the participant or, if requested by a participant, will furnish to the participant a proxy authorizing the participant to vote the shares held by the Custodian for the participant’s account. Copies of all general communications to shareholders of the Company will be sent to participants in the Plan.
15.    Responsibility. Neither the Company, its Board of Directors, the Committee, any Participating Subsidiary, nor any officer or employee of any of them shall be liable to any participant under the Plan for any mistake of judgment or for any omission or wrongful act unless resulting from willful misconduct or intentional misfeasance.
16.    Conditions and Approvals. The obligations of the Company under the Plan shall be subject to compliance with all applicable state and federal laws and regulations, compliance with the rules of any stock exchange on which the Company’s securities may be listed, and the approval of federal and state authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to comply with such laws, regulations and rules to obtain required approvals.
17.    Amendment of the Plan. The Board of Directors may from time to time amend the Plan in any and all respects, except that without approval of the shareholders of the Company, the Board of Directors may not increase the number of shares reserved for the Plan or decrease the purchase price of shares offered pursuant to the Plan.
18.    Termination of the Plan. The Plan shall terminate when all of the shares reserved for purposes of the Plan have been purchased, provided that (a) the Committee in its sole discretion may at any time terminate the Plan with respect to any Participating Subsidiary, without any obligation on account of such termination, except as set forth in the following sentence, and (b) the Board in its sole discretion may at any time terminate the Plan completely, without any obligation on account of such termination, except as set forth in the following sentence. Upon any such termination, the cash and shares, if any, held in the accounts of each participant to whom the termination applies shall forthwith be distributed to the participant or to the participant’s order.

APPENDIX C

SAMPLE PROXY CARD

NAUTILUS Inc

Changing the Game in Health and Fitness™

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ **PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — The Board of Directors unanimously recommends stockholders vote FOR all of the nominees listed, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, FOR Proposal 5.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Ronald P. Badie	☐	☐	02 - Bruce M. Cazenave	☐	☐	03 - Richard A. Horn	☐	☐
04 - M. Carl Johnson, III	☐	☐	05 - Anne G. Saunders	☐	☐	06 - Marvin G. Siegert	☐	☐

Proposal	For	Against	Abstain	Proposal	For	Against	Abstain
2. Approval of the Nautilus, Inc. 2015 Long-Term Incentive Plan.	☐	☐	☐	3. Approval of the Nautilus, Inc. Employee Stock Purchase Plan.	☐	☐	☐
4. To adopt an advisory resolution approving Nautilus' executive compensation.	☐	☐	☐	5. Ratification of selection of Deloitte & Touche LLP as Registered Independent Public Accounting Firm.	☐	☐	☐

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting and proxy statement are available at http://www.nautilusinc.com/investors.

B Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 JNT

1 U P X 2 3 3 1 7 1 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

020WFB

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

NAUTILUS Inc

Changing the Game in Health and Fitness™

Proxy — Nautilus, Inc.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 28, 2015

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 25, 2015 and names, constitutes and appoints Bruce M. Cazenave and Sidharth Nayar, or either of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me and in my place and stead to attend the Annual Meeting of the Stockholders of Nautilus, Inc., to be held at 1:00 p.m. PDT on April 28, 2015, and at any adjournment thereof, and to vote all the shares of common stock held of record in the name of the undersigned on March 13, 2015, with all the powers that the undersigned would possess if personally present.

Our Board of Directors is soliciting this proxy. If no specific direction is given as to the items stated on the reverse side, this proxy will be voted FOR all of the nominees listed, FOR Proposal 2, FOR Proposal 3, FOR Proposal 4, FOR Proposal 5.

The stockholder signed on the reverse side reserves the right to revoke this proxy at any time prior to its exercise by written notice delivered to our Secretary at our corporate offices at **17750 SE 6th Way, Vancouver, Washington 98683,** prior to the annual meeting. The power of the proxy holders shall also be suspended if the stockholder signed above appears at the annual meeting and elects in writing to vote in person.

(Items to be voted appear on reverse side.)